As filed with the Securities and Exchange Commission on May 3, 2005.

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PERFISANS HOLDINGS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            Maryland                          3674                  91-1869317
(State or other jurisdiction of   (Primary Standard Industrial     (IRS Employer
  corporation or organization)     Classification Code Number)    Identification
                                                                      Number)

                            4118 14th Avenue Unit #4
                            Markham, Ontario L3R 0J6
                                 (905) 943-9996
   (Address and telephone number of registrant's principal executive offices)

                                   To-Hon Lam
                             Chief Executive Officer
                            4118 14th Avenue Unit #4
                            Markham, Ontario L3R 0J6
                               Ph. (905) 943-9996
                               Fax:(905) 943-7560
            (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                             Arthur S. Marcus, Esq.
                 Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                               101 E. 52nd Street
                               New York, NY 10022
                               Ph. (212) 752-9700
                               Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

     Title of Each                              Proposed
       Class of                                  Maximum         Proposed Maximum
     Securities to          Amount to Be        Offering          Aggregate Fee             Amount of
     Be Registered       Registered (2) (3)     Price (1)       Offering Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, $0.001         18,705,902          $0.32           $5,985,888.64              $704.54
par value

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for the Registrant's common stock as reported on the Nasdaq OTC Bulletin Board on April 29, 2005.

(2) Includes up to (i) 7,944,444 shares of common stock issuable upon exercise of Class A, B, C and D Warrants (collectively, the "Warrants") and 3,555,555 shares of common stock issuable upon conversion of secured convertible term notes (the "Notes"); (ii) 496,528 shares of common stock issuable upon exercise of a warrant and 222,222 shares of common stock issuable upon conversion of Notes issued in connections with the exercise of the over-allotment option in the amount of $75,000; and (iii) 377,778 shares of common stock issuable upon exercise of a warrant issued to our placement agent, Westor Capital. We have also agreed to register 150% of the shares of our common stock issuable upon conversion of the Notes and upon exercise of the Warrants.

(3) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, the selling stockholders are registering for resale shares of common stock upon the exercise of an outstanding seven-year warrant. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

PROSPECTUS

                    Subject to completion, dated May 3, 2005

                                18,705,902 SHARES
                             PERFISANS HOLDINGS, INC
                                  COMMON STOCK

This prospectus relates to the resale of up to 18,328,124 shares of common stock, par value $.001 per share, of which 3,777,777 are issuable upon the conversion of Secured Convertible Term Notes and the payment of the principal amount of, and interest on, such notes and 8,440,972 shares of common stock issuable upon exercise of Warrants issued by us, including the exercise of an over-allotment option for $75,000. All of the shares, when sold, will be sold by the selling stockholders. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by any selling stockholders, however, we may receive up to $10,015,833 if all of the Warrants are exercised.

Our common stock is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "PFNH." On April 29, 2005, the closing price as reported was $0.32.

The selling stockholders, and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE _ OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                   The date of this prospectus is May __, 2005

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS

Prospectus Summary                                                             1
The Offering                                                                   5
Summary Historical Financial Information                                       6
Risk Factors                                                                   7
Use of Proceeds                                                               18
Nature of Trading Market                                                      18
Dividend Policy                                                               18
Capitalization                                                                19
March Offering with Selling Stockholders                                      19
Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                                    21
Business                                                                      27
Legal Proceedings                                                             38
Management                                                                    39
Executive Compensation                                                        41
Security Ownership of Certain Beneficial Owners and Management                44
Certain Relationships and Related Transactions                                45
Description of Securities                                                     46
Shares Eligible for Resale                                                    46
Selling Stockholder                                                           48
Plan of Distribution                                                          51
Legal Matters                                                                 52
Experts                                                                       53
Where You Can Find Additional Information                                     53
Financial Statements                                                         F-1

                               PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, "we", "us" and "our", refer to Perfisans Holdings, Inc. and its wholly-owned subsidiary Perfisans Networks Corporation, unless the context otherwise requires. All share numbers in this prospectus give effect to the 30-1 reverse stock split effected in December 2003, unless otherwise indicated.

                            PERFISANS HOLDINGS, INC.

We were formed in 1997 under the name Griffin Industries, Inc. We own 100% of the capital stock of Perfisans Networks Corporation, through which all of our operations are conducted. We acquired Perfisans Networks Corporation in December 2003. Prior to the acquisition of Perfisans Networks, we had explored entering into several businesses primarily in the construction industry, but we had not had any material operations. Perfisans Networks is a technology company focused on the development of cost effective, high performance network and storage chips.

                   THE TECHNOLOGY AND COMMUNICATIONS SYSTEMS,
            WHICH ARE THE FOCUS OF PERFISANS PRODUCTS AND MARKETING.

World commerce, government, scientific, military and other activities today rely on the rapid, reliable and accurate transfer of business information, scientific data, and correspondence between individuals and organizations. This sharing and transfer of data and other information occurs locally within organizations, between groups of organizations, within communities and countries, and internationally around the world. This sharing and transfer of information is done by means of internal and external systems known as networks. A network within an organization is typically known as a Local Area Network (LAN), or an Intranet, and an external network between organizations is generally referred to as a Wide Area Network (WAN). Similarly, a network operating in a city or other such community is often referred to as a Metropolitan Area Network, (MAN). The term Extranet is also used to denote networks used by companies to communicate with suppliers and customers. The data and other information are transmitted within and between these networks. In this explanation, the term "data" is used to denote business information, scientific data and correspondence.

To enable this sharing of information within a LAN, an agreed upon language, convention or "standard" must be used so that the various computer systems can effectively communicate with each other. One commonly used such standard is known as "Ethernet", which has become the de-facto LAN standard.

The rate, or speed, at which data is transferred is a critical factor in determining the efficiency of the network. The data transfer speed is expressed in terms of the number of millions of bits of data, which are transferred per second, or "Mega bits per second". This is abbreviated to "Mbps". Typical speeds encountered are 10 Mbps and100 Mbps, with "10/100Mbps" being the common acronym. To meet the demand for faster data throughput, a speed of 1000Mbps is now targeted in the networking industry. 1000Mpbs is also known as "Gigabit".

A network is basically a system comprising several computers, which are connected either directly by cables or wireless, and through local, national and international telephone networks. A widely known communication system is the "Internet", or "World Wide Web".

Communication between these computer systems is accomplished using devices and systems known as Network Interface Devices or Systems. Typically these Network Interfaces take the form of a printed circuit board known as a Network Interface Card (NIC). NICs are typically installed in personal computers, "routers" and "servers".

As the name implies, a "router" is a device which directs, or routes, information across a network to the desired end location. A "server" is generally a powerful computer which, together with the interconnecting cables, telephone systems, etc., form the framework - or "backbone" - of networks.

To ensure that data is transferred across networks and delivered to the correct end location, with no errors in the information, it is necessary to process and manipulate the data in a complex way. This data processing and manipulation involves the adherence to internationally adopted rules, or "Protocols". These are typically referred to as the "Transmission Control Protocol" and the "Internet Protocol", which are generally abbreviated to the acronym "TCP/IP". The TCP/IP process requires that the data be split up into small groups of data called "packets", which are added to a considerable amount of "overhead" data which is used to ensure the correct routing of the data across the networks.

The addition of the TCP/IP data is known as "overhead", since it results in an additional burden on the processors in the network components. The actual data that is desired to be transferred is known as "payload".

With the growth of globalization and the advance of developing countries, Management believes that it is generally recognized that the amount of such data and other information that is being sent locally, nationally and around the world is continually growing, and in turn requires the continual enhancement of both the computer systems involved and the NIC technology. It is this ongoing need for the enhancement of the NIC technology that presents growing business opportunities for the application and use of Perfisans Networks technology and products.

The quality and efficiency of the technology utilized in such NICs is critical to the successful, rapid and reliable sharing and transmitting of data. Perfisans Networks technology and devices are designed to satisfy this need for reliable and fast data sharing. Perfisans delivers its technology in cost effective solutions embodied in silicon chips, or semiconductors.

The rate, or speed, at which data is transferred across networks is critical since the growth of business and other activity results in an ever-increasing amount of data being transferred. In turn, the ability of the various computer, router and server components, that make up the networks, to "keep up" with this increasing traffic (also referred to as "bandwidth") in data is being stretched to the limits of the technology used in these various network component systems. This results in "bottlenecks" within the networks, which ultimately slow down the transfer of data.

This situation is further aggravated by the burden, referred to above, of managing the "TCP/IP overhead" in the data stream, which accounts for a large portion of the processing power available.

The need therefore arises for NIC technology, which can alleviate this problem by eliminating the bottlenecks.

To meet this ongoing demand for leading edge NIC technology, Perfisans has designed a Gigabit Ethernet solution which significantly reduces the need for the network processors to devote a large portion of their processing power to managing the TCP/IP overhead. This is known as "TCP/IP Off-Load", and the Perfisans chip is therefore known as a "TCP/IP Off-Load Engine", or "TOE".

The markets for Perfisans TOE devices are all users of NIC cards, which includes manufacturers of laptop and desktop computers, routers, servers, Storage Area Networks (SAN). LAN, MAN, and WAN systems. In addition, an important additional market segment is the Small Business Home Office sector, known as "SOHO", which includes individual consumers. Perfisans intends to address all of these markets with competitively priced products.

In addition to NIC cards, Perfisans chips will be installed directly on motherboards in desktop and laptop computers, thereby conserving space where it is at a premium, and in "host bus adapters". The "host" is the computer in which the NIC or Perfisans chip is installed, and incorporates the processor (CPU), which normally has the job of managing the entire data packet.

Management believes that demanding applications such as peer-to-peer networking, video-over-internet protocol, voice-over-internet protocol, small office home office (SOHO) applications and storage networking under the existing network environment without the need to rebuild the network or buy expensive additional equipment further drives the need for the Perfisans solutions.

Management believes that computer networking is a growing segment of the IT industry. Although PC networking began to be used widely in the 1980s, with the rise of client/server computing, a number of recent trends have greatly accelerated their adoption and expansion. As firms try to enhance efficiency and worker productivity to remain competitive, they are increasing their use of Intranets for shared applications and internal files, Extranets to connect to external suppliers and customers, and the Internet. In addition, the growing number of network users and the increasing average size of electronic files sent through them require networks with greater speed and bandwidth, driving users to upgrade or expand their networking technologies.

Management believes that the current drive presents an opportunity for Perfisans to meet the demand for optimized network solutions by developing a family of products (chips) to address the Storage Area Network (SAN), LAN, MAN, and WAN. Management intends to use marketing strategies and tactics based on Perfisans capabilities and benefits to develop and maintain strong, sustainable competitive positions in the Consumers, SOHO, and Enterprise markets.

A key component of our marketing strategy will be the development of partnerships with industry leading OEMs (original equipment manufacturers) and non-competing chip-makers, in order to gain exposure to maximum market share in the shortest possible time. To date, we have not generated any sales or other operating revenues.

SECURITIES PURCHASE AGREEMENT WITH SELLING STOCKHOLDERS ("March Offering")

On March 21, 2005, we entered into a Securities Purchase Agreement ("Securities Purchase Agreement") with Alpha Capital Aktiengesellschaft ("Alpha"), Platinum Partners Value Arbitrage Fund LP ("Platinum"), Nite Capital, Ltd. ("Nite") Whalehaum Capital Fund Limited ("Whalehaum") and JM Investors, LLC ("JM") (Alpha, Platinum, Nite, Whalehaum and JM are collectively referred to as the "Selling Stockholders"). Pursuant to this Securities Purchase Agreement, we authorized the sale to the Selling Stockholders Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of $1,275,000, including the exercise of an over-allotment option for $75,000. The offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes are convertible into common stock at a final price of $0.3375 per share. Beginning on August 17, 2005 (and continuing on the same day of each successive month thereafter), we must repay 1/13th of the face amount of each note issued to the Selling Stockholders, in cash or common stock, at our option ("Monthly Amount"). If we repay the Monthly Amount in cash, we are required to pay the holder an amount equal to 110% of the Monthly Amount due and owing. If the Monthly Amount may be paid in shares of common stock, we are required to issue a number of shares of our common stock determined by dividing (x) the Monthly Amount to be converted into shares of common stock by (y) an amount equal to a 25% discount to the volume weighted average price of our common stock for the ten (10) trading days immediately preceding the date the Monthly Amount is due. We may only pay the Monthly Amount in shares of our common stock if this registration statement is declared effective at that time. We have also granted the selling stockholders a security interest in and to certain pledged property including all goods, inventory, contract rights and intangibles, and accounts and other receivables.

      In connection with the offering, including the exercise of the over-allotment option for $75,000, we issued an aggregate of 8,440,972 warrants (the "Warrants") to purchase our common stock at prices ranging from $0.3375 to $2.00 per share. Of the Warrants, 1,888,889 are exercisable for a period of three years at $0.685 per share, 3,718,750 are exercisable for a period of three years at $2.00 per share, 1,888,889 are exercisable for a period of six months at $0.3375 per share, 944,444 are exercisable for a period of six months at $0.685 per share and 355,556 are exercisable for a period of three years at $0.54 per share. The proceeds of this offering will be used to fund acquisitions and for working capital.

      The conversion of the Notes is subject to an effective Registration Statement. On effective registration and receipt of funds, we will allocate the proceeds between the Warrants and Notes without warrants based on their relative fair values. Paid in capital will be credited with the value of warrants in the amount of $738,529. The value of the beneficial conversion feature of $1,137,778 will be credited to paid in capital and charged to earnings as interest expense.

      Pursuant to a Investor Registration Rights Agreement, we agreed to register the (i) Shares of common stock issuable to the Selling Stockholders upon conversion of the Notes; and (ii) the shares of common stock issuable upon exercise of the Warrants. In addition, we have agreed to register not less than a number of shares of common stock that is equal to 150% of shares issuable upon conversion of the Notes and the Warrants. A registration statement covering the securities offered by this prospectus must be declared effective by June 19, 2005 unless the Securities and Exchange Commission conducts a full review in which event we shall have until August 18, 2005 to have this registration statement declared effective.

      Pursuant to the Securities Purchase Agreement, we shall be required to pay Westor Capital, the Placement Agent in the March Offering ("Placement Agent"), a fee of ten percent (10%) of the amount paid for the Notes and a non-accountable expense fee of two percent (2%) of amount paid for the Notes. Additionally, upon exercise of the Warrants issued, the Placement Agent shall receive a commission equal to ten percent (10%) of the cash consideration received by us and a non-accountable expense fee equal to two percent (2%) of the cash consideration paid to us. The Placement Agent shall also receive one warrant to purchase common shares for every 10 shares into which the Notes could be converted into on the closing date of the March Offering (the "Initial Placement Agent Warrants"). Additionally, upon the exercise of any of the warrants issued to the selling stockholders, we shall issue to the Placement Agent additional warrants (the "Additional Placement Agent Warrants"). The Initial Placement Agent Warrants and the Additional Placement Agent Warrants shall be exercisable at 120 percent of the 5 day average closing price of our common stock for the five (5) trading days immediately preceding the closing date of the March Offering.

                                  THE OFFERING

Shares Outstanding Prior to
Offering                         38,185,983

Common Stock Offered
by Selling Securityholders       18,705,902

Use of Proceeds                  We will not receive any proceeds from the sale
                                 by the Selling Stockholders of shares in this offering, except upon exercise of the Warrants issued to the Selling Stockholders. See "Use of Proceeds."

Risk Factors                     An investment in our common stock involves a
                                 high degree of risk and could result in a loss of your entire investment.

OTC Symbol                       PFNH

Executive Offices                Our executive offices are located at 4118, 14th
                                 Avenue, Unit #4, Markham, Ontario L3R 0J6. Our telephone number is (905) 943-9996 and our website is: www.perfisans.com. The information on our website is not part of this prospectus.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table presents summarized financial information as of and for the fiscal years ended December 31, 2004 and 2003. The information is extracted from the financial statements of Perfisans Holdings, Inc. and its wholly-owned subsidiary Perfisans Networks Corporation presented elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SUMMARY INCOME STATEMENT DATA                      Years ended December 31,
                                                 2004                   2003
                                                   $                      $

Revenue                                        1,095,526                     --
Total Expenses                                 5,072,706              1,887,500
Other Income                                     480,699                  1,797
                                              ----------             ----------

Net Loss                                      (4,530,204)            (1,885,703)
                                              ==========             ==========

SUMMARY BALANCE SHEET DATA                            As of December 31,

                                                 2004                   2003
                                                   $                      $

Total Assets                                     330,981                802,768
Total Liabilities                              1,778,017                606,943
                                              ----------             ----------

Stockholders' Equity (Deficiency)             (1,447,036)               195,825
                                              ==========             ==========

                                  RISK FACTORS

You should carefully consider the risks described below before buying shares of our common stock in this offering. Although, we have disclosed all material risks, that we are aware of, the risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses and no revenues to date and can not assure that we will be profitable in the foreseeable future.

                          RISKS RELATED TO OUR COMPANY

IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUES IN THE FUTURE, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

Although we are in the final stages of the development of our initial products, we are still in our formative and development stage. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated research and developmental expenses, employment costs, and administrative expenses. We cannot assure our investors that our business plans as described in this prospectus will materialize as we plan or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. As a result of the nature of our business, we have incurred substantial operating expenses without generating significant revenues.

IF WE CONTINUE OUR HISTORY OF LOSSES, IT MAY CAUSE A DECLINE IN OUR STOCK PRICE OR AN INABILITY TO CONTINUE OUR OPERATIONS.

We incurred operating losses in fiscal 2004 of $4,530,204. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, the current economic instability may limit our ability to develop and ultimately market our technologies. Any of these factors could cause our stock price to decline or cause us to discontinue our operations and may result in you losing a portion or all of your investment.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL OR OUR OPERATING RESULTS AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED.

If we are unable to obtain adequate funding, we may not be able to successfully develop and market our products and our business will most likely fail. Although we believe that the funds that we raise by selling securities to the selling stockholders under the securities purchase agreements will be adequate to fund our expected operating and capital needs for at least the next eighteen months, they may not be sufficient to carry out all of the plans described in this prospectus or to fund our operating losses until we are able to generate enough revenues to sustain our business. We do not have commitments for additional financing. To secure additional financing, we may have to borrow money or sell more securities, which may reduce the value of the securities to be sold by the Selling Stockholders in this offering. We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, could dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

OUR INABILITY TO RETAIN AND ATTRACT KEY PERSONNEL COULD ADVERSELY AFFECT OUR ABILITY TO DEVELOP OUR PRODUCTS.

We believe that our future success will depend on the abilities and continued service of certain of our senior management and executive officers, particularly our President and Vice President of Operations and Business Development and those persons involved in the research and development of our products. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and market our products and other future products being developed.

In addition, as the source of our technological and product innovations, our key technical personnel represent a significant asset. Our success depends on our ability to continue to attract, retain and motivate qualified technical personnel. The competition for technical personnel is intense in the semiconductor industry, and we therefore cannot assure you that we will be able to attract and retain qualified technical and other personnel necessary for the design, development, manufacture and sale of our products. We may have particular difficulty attracting and retaining key personnel during periods of poor operating performance, given, among other things, the use of equity-based compensation by us and our competitors. The loss of the services of one or more of our key employees or our inability to attract, retain and motivate qualified technical personnel, could have a material adverse effect on our ability to develop our products.

OUR LACK OF DIVERSIFICATION MAY SUBJECT US TO AN INCREASED RELIANCE ON A PARTICULAR SEGMENT OF AN INDUSTRY.

Because of the extremely limited financial resources that we have, it is unlikely that we will be able to further diversify our operations. Our probable inability to diversify our activities will subject us to economic fluctuations within one or two particular businesses or industries and therefore increase the risks associated with our operations.

                          RISKS RELATED TO OUR BUSINESS

WE OPERATE IN THE HIGHLY CYCLICAL COMPUTER CHIP INDUSTRY, WHICH IS SUBJECT TO SIGNIFICANT DOWNTURNS, WHICH COULD RESULT IN A FAILURE TO ACHIEVE OUR ANTICIPATED REVENUES.

From time to time changes in general economic conditions, together with other factors, cause significant upturns and downturns in the industry. Periods of industry downturn, as we experienced beginning in calendar year 2001, have been characterized by diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices. These characteristics, and in particular their impact on the level of demand for computer chips, may cause substantial fluctuations in our revenues and results of operations.

During the late 1990's and extending into 2000, the computer chip industry enjoyed unprecedented growth. However, beginning in calendar year 2001, the industry was adversely impacted by a global economic slowdown and an abrupt decline in demand for many of the end-user products that incorporate our products.

The impact of weakened end-customer demand was compounded by higher than normal levels of inventories among our original equipment manufacturer, or OEM, subcontractor and distributor customers. Should the reduced end-customer demand continue, this could result in underutilization of our manufacturing capacity, changes in revenue mix and other impacts that would continue to materially and adversely affect our operating results.

Because of the cyclical nature of the computer chip industry, we cannot assure you of the timing, duration or magnitude of any recovery in our industry or that a recovery will occur. We cannot assure you that the computer chip semiconductor industry will not experience renewed, and possibly more severe and prolonged, downturns in the future, or that our operating results or financial condition will not be adversely affected by them. We have experienced these cyclical fluctuations in our business and may experience cyclical fluctuations in the future.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE COMPETITIVE CHIP MANUFACTURING INDUSTRY, WE MAY NOT BE ABLE TO ACHIEVE SIGNIFANT SALES OF OUR PRODUCTS.

Our future success depends on our ability to compete effectively with other manufacturers of network and storage chips, including major manufacturers of chips which have greater resources than we do. We are an early-stage research and development company engaged exclusively in developing our initial products. We have not yet completed our first product and have no revenue from operations. As a result, we may have difficulty competing with larger, established chip manufacturing companies. Most of our potential competitors will be established, well-known companies that have:

      o     substantially greater financial, technical and marketing resources;
      o     larger customer bases;
      o     better name recognition;
      o     related product offerings; and
      o     larger marketing areas.

Companies such as Intel, Broadcom and AMD are major, international providers of chip solutions for the network and storage industry. Because these companies may possibly develop alternative solutions for their own product lines, they may ultimately be in competition with us. These companies represent a wide array of products, technologies and approaches. Most of these companies have more resources than we do and, therefore, a greater opportunity to develop comparable products and bring those products to market more efficiently than we do. If we do not compete effectively with current and future competitors, we may not be able to achieve significant sales of our products.

THE MARKETS INTO WHICH WE SELL OUR PRODUCTS ARE CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, WHICH COULD RESULT IN OUR PRODUCTS BECOMING OBSOLETE.

The demand for our products can change quickly and in ways that we may not anticipate. Our markets generally exhibit the following characteristics:

      o     rapid technological developments and product evolution;
      o     rapid changes in customer requirements;
      o     frequent new product introductions and enhancements;
      o demand for higher levels of integration, decreased size and decreased power consumption;
      o short product life cycles with declining prices over the life cycle of the product; and
      o     evolving industry standards.

These changes in our markets may contribute to the obsolescence of our products. Our products could become obsolete or less competitive sooner than anticipated because of a faster than anticipated change in one or more of the above-noted factors.

IF OEMS AND ODMS OF ELECTRONICS PRODUCTS DO NOT DESIGN OUR PRODUCTS INTO THEIR EQUIPMENT, WE WILL HAVE DIFFICULTY SELLING THOSE PRODUCTS. MOREOVER, A "DESIGN WIN" FROM A CUSTOMER DOES NOT GUARANTEE FUTURE SALES TO THAT CUSTOMER.

Our products will not be sold directly to the end-user, if at all, but will be components or subsystems of other products. As a result, we expect to rely on OEMs and ODMs of electronics products to select our products from among alternative offerings to be designed into their equipment. Without these "design wins," we will have difficulty selling our products. If a manufacturer designs another supplier's product into one of its product platforms, it will be more difficult for us to achieve future design wins with that platform because changing suppliers involves significant cost, time, effort and risk on the part of that manufacturer. Also, achieving a design win with a customer would not ensure that we will receive significant revenues from that customer. Even after a design win, should we obtain one, the customer would not be obligated to purchase our products and could choose at any time to reduce or cease use of our products, for example, if its own products are not commercially successful, or for any other reason. We cannot assure you that we will ever to achieve design wins or that we would be able to convert any design wins into actual sales.

LENGTHY PRODUCT DEVELOPMENT AND SALES CYCLES ASSOCIATED WITH OUR PRODUCTS MAY RESULT IN SIGNIFICANT EXPENDITURES BEFORE GENERATING ANY REVENUES RELATED TO THOSE PRODUCTS, WHICH COULD RESULT IN SEVERE CASH FLOW ISSUES.

After our product has been developed, tested, and manufactured, our customers may need three months to integrate, test and evaluate our products and an additional three months to begin volume production of equipment which incorporates the products. This lengthy cycle time increases the possibility that a customer may decide to cancel or change product plans, which could reduce or eliminate our sales to that customer. As a result of this lengthy sales cycle, we may incur significant research and development expenses, and selling, general and administrative expenses, before we generate the related revenues for these products. Furthermore, we may never generate the anticipated revenues from a product after incurring such expenses if our customer cancels or changes its product plans.

UNCERTAINTIES INVOLVING THE ORDERING AND SHIPMENT OF OUR PRODUCTS COULD CAUSE ADVERSELY AFFECT OUR BUSINESS US TO HAVE EXCESS INENTORY.

We expect that any sales will typically be made pursuant to individual purchase orders and not under long-term supply arrangements with any customers. Any customers we obtain may cancel orders before shipment. Additionally, we expect to sell a portion of our products through distributors, some of whom will have rights to return unsold products. We may purchase and manufacture inventory based on estimates of customer demand for our products, which is difficult to predict. This difficulty may be compounded if we sell to OEMs indirectly through distributors or contract manufacturers, or both, as our forecasts of demand will then be based on estimates provided by multiple parties. In addition, customers may change their inventory practices on short notice for any reason. The cancellation or deferral of product orders, the return of previously sold products, or overproduction due to a change in anticipated order volumes, could result in us holding excess or obsolete inventory, which could result in inventory write-downs and significant losses.

AVERAGE PRODUCT LIFE CYCLES IN THE SEMICONDUCTOR INDUSTRY TEND TO BE VERY SHORT, WHICH COULD LEAD US TO CUT PRICES OR TAKE SIGNIFICANT WRITE OFFS.

In the computer chip industry, product life cycles tend to be short relative to the sales and development cycles. Therefore, the resources devoted to product sales and marketing may not result in material revenue, and from time to time we may need to write off excess or obsolete inventory. If we were to incur significant marketing expenses and investments in inventory that we are not able to recover, and we are not able to compensate for those expenses, our operating results would be materially and adversely affected. In addition, if we sell our products at reduced prices in anticipation of cost reductions but still hold higher cost products in inventory, our operating results would be harmed.

IF OUR MANUFACTURING PROCESSES ARE DISRUPTED AS A RESULT OF THEIR COMPLEX AND SPECIALIZED NATURE IT COULD RESULT IN HIGHER LOSTS AND A LOSS OF CUSTOMERS.

Our manufacturing operations are complex and subject to disruption, including for causes beyond our control. The fabrication of integrated circuits is an extremely complex and precise process consisting of hundreds of separate steps. It requires production in a highly controlled, clean environment. Minor impurities, contamination of the clean room environment, errors in any step of the fabrication process, defects in the masks used to print circuits on a wafer, defects in equipment or materials, human error, or a number of other factors can cause a substantial percentage of wafers to be rejected or numerous die on each wafer to malfunction. Because our operating results are highly dependent upon our ability to produce integrated circuits at acceptable manufacturing yields, these factors present could have a material adverse affect on our business. In addition, we may discover from time to time defects in our products after they have been shipped, which may require us to replace such products.

Additionally, our operations may be affected by lengthy or recurring disruptions of operations at any of our production facilities or those of our subcontractors. These disruptions may include electrical power outages, fire, earthquake, flooding, war, acts of terrorism, or other natural or man-made disasters. Disruptions of our manufacturing operations could cause significant delays in shipments until we are able to shift the products from an affected facility or subcontractor to another facility or subcontractor. In the event of such delays, we cannot assure you that the required alternative capacity, particularly wafer production capacity, would be available on a timely basis or at all. Even if alternative wafer production or assembly and test capacity is available, we may not be able to obtain it on favorable terms, which could result in higher costs and/or a loss of customers. We may be unable to obtain sufficient manufacturing capacity to meet demand, either at our own facilities or through external manufacturing or similar arrangements with others. Any disruptions could have a material adverse effect on our business, financial condition and results of operations.

IF WE CAN NOT DEVELOP NEW PRODUCTS AND REDUCE COSTS IN A TIMELY MANNER. OUR PRODUCTS MAY NOT ACHIEVE MARKET ACCEPTANCE.

The computer chip industry is highly cyclical and characterized by constant and rapid technological change, rapid product evolution, price erosion, evolving technical standards, short product life cycles, increasing demand for higher levels of integration and increased miniaturization, and wide fluctuations in product supply and demand. In particular, the markets into which we sell demand cutting-edge technologies and new and innovative products. Our operating results depend largely on our ability to continue to introduce new and enhanced products on a timely basis. The development and commercialization of semiconductor devices, modules and system solutions is highly complex. Successful product development and introduction depends on numerous factors, including:

      o the ability to anticipate customer and market requirements and changes in technology and industry standards; or the ability to obtain capacity sufficient to meet customer demand;
      o the ability to define new products that meet customer and market requirements;
      o the ability to complete development of new products and bring products to market on a timely basis;
      o the ability to differentiate our products from offerings of our competitors; and
      o overall market acceptance of our products; and or the ability to obtain adequate intellectual property protection for our new products.

We cannot assure you that we will have sufficient resources to make the substantial investment in research and development needed to develop and bring to market new and enhanced products in a timely manner. We will be required to continually evaluate expenditures for planned product development and to choose among alternative technologies based on our expectations of future market growth. We cannot assure you that we will be able to develop and introduce new or enhanced computer chip products in a timely and cost-effective manner, that our products will satisfy customer requirements or achieve market acceptance or that we will be able to anticipate new industry standards and technological changes. We also cannot assure you that we will be able to respond successfully to new product announcements and introductions by competitors or to changes in the design or specifications of complementary products of third parties to which our products interface.

In addition, prices of products may decline, sometimes significantly, over time. We believe that to remain competitive we must continue to reduce the cost of producing and delivering existing products at the same time that we develop and introduce new or enhanced products. We cannot assure you that we will be able to continue to reduce the cost of our products to remain competitive.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS AND WE MAY INFRINGE THE PROPRIETARY RIGHTS OF OTHERS. OUR INABILITY TO PROTECT OUR RIGHTS COULD IMPAIR OUR BUSINESS AND CAUSE US TO INCUR SUBSTANTIAL EXPENSE TO ENFORCE OUR RIGHTS.

Proprietary rights are critically important to us. Although we have filed for patent protection of our two initial products and we intend to aggressively pursue additional patent protection for our technologies as we continue to develop them, we cannot assure you that any patents will be issued. Although we will seek to defend our patents and to protect our other proprietary rights, our actions may be inadequate to protect our patents and other proprietary rights from infringement by others, or to prevent others from claiming infringement of their patents and other proprietary rights.

Policing unauthorized use of our technology is difficult and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and have a material adverse effect on our future operating results.

WE MAY NOT BE ABLE TO DEVELOP A MARKET FOR OUR TECHNOLOGY, WHICH WILL MOST LIKELY CAUSE OUR STOCK PRICE TO DECLINE.

The demand and price for our technology and related products will be based upon the existence of markets for the technology and products and the markets for products of others, which may utilize our technology. The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our technology and products when compared to alternative technologies, which may be conventional or heretofore unknown. If the technology or products of other companies provide more cost-effective alternatives or otherwise outperform our technology or products, the demand for our technology or products maybe adversely affected. Our success will be dependent upon market acceptance of our technology and related products. Failure of our technology to achieve and maintain meaningful levels of market acceptance would materially and adversely affect our business, financial condition, results of operations and market penetration. This would likely cause our stock price to decline.

FLUCTUATIONS IN THE PERSONAL COMPUTER MARKET MAY CAUSE OUR REVENUES TO DECLINE.

Our business is, and particularly our PC processor product lines are, closely tied to the personal computer industry. Industry-wide fluctuations in the PC marketplace, including the current industry downturn, which has continued throughout 2003, have materially adversely affected us and may materially adversely affect us in the future. If we experience a sustained reduction in the growth rate of PCs sold, sales of our microprocessors may decrease. If market conditions do not improve, shipments to our customers could be limited until customer demand increases and supply chain inventories are fully balanced with end user demand.

In addition, current trends of consolidation within the personal computer industry, as recently evidenced by the Hewlett-Packard/Compaq merger, as well as potential market share increases by customers who exclusively purchase microprocessors from Intel Corporation, such as Dell Corporation, could further reduce the demand for our products.

UNLESS WE MAINTAIN MANUFACTURING EFFICIENCY, OUR FUTURE PROFITABILITY COULD BE MATERIALLY ADVERSELY AFFECTED.

Manufacturing semiconductor components involves highly complex processes that require advanced equipment. We and our competitors continuously modify these processes in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields. Our manufacturing efficiency will be an important factor in our future profitability, and we cannot be sure that we will be able to maintain our manufacturing efficiency or increase manufacturing efficiency to the same extent as our competitors.

From time to time, we have experienced difficulty in beginning production at new facilities, transferring production to other facilities, and in effecting transitions to new manufacturing processes that have caused us to suffer delays in product deliveries or reduced yields. We cannot be sure that we will not experience manufacturing problems in achieving acceptable yields or product delivery delays in the future as a result of, among other things, capacity constraints, construction delays, transferring production to other facilities, upgrading or expanding existing facilities or changing our process technologies, which could result in a loss of future revenues. The increase in fixed costs and operating expenses related to increases in production capacity is not offset by increased revenues we may continue to incur losses.

IF OUR RESEARCH AND DEVELOPMENT ACTIVITIES DO NOT RESULT IN IMPROVEMENTS IN TECHNOLOGY AND EQUIPMENT OR IF WE ARE UNABLE TO FUND SUCH RESEARCH AND DEVELOPMENT WE MAY NOT BE ABLE TO REMAIN COMPETITIVE.

We make substantial investments in research and development of process technologies in an effort to improve the technologies and equipment used to fabricate our products. For example, the successful development and implementation of silicon on insulator technology is critical to our eighth-generation family of microprocessors. However, we cannot be certain that we will be able to develop or obtain or successfully implement leading-edge process technologies needed to fabricate future generations of our products. Further, we cannot assure you that we will have sufficient resources to maintain the level of investment in research and development that is required for us to remain competitive.

IF OUR PRODUCTS ARE NOT COMPATIBLE WITH SOME OR ALL INDUSTRY-STANDARD SOFTWARE AND HARDWARE, WE MAY NOT ACHIEVE SIGNIFICANT SALES

Our products may not be fully compatible with some or all industry-standard software and hardware. Further, we may be unsuccessful in correcting any such compatibility problems in a timely manner. If our customers are unable to achieve compatibility with software or hardware after our products are shipped in volume, or are defective, they may return or choose not to purchase our products. In addition, the mere announcement of a defect or an incompatibility problem relating to our products could have a material adverse effect on us.

WE DEPEND ON TECHNOLOGY LICENSED TO US BY THIRD PARTIES. THE LOSS OF, OR OUR INABILITY TO MAINTAIN, THESE LICENSES COULD RESULT IN INCREASED COSTS OR DELAY SALES OF OUR PRODUCTS.

We license technology from third parties, including software that is integrated with internally-developed software and used in our products to perform key functions. We anticipate that we will continue to license technology from third parties in the future. This software may not continue to be available on commercially reasonable terms, if at all. Although we do not believe that we are substantially dependent on any licensed technology, some of the software that we license from third parties could be difficult for us to replace. The loss of any of these technology licenses could result in delays in the license of our products until equivalent technology, if available, is developed or identified, licensed and integrated. The use of additional third-party software would require us to negotiate license agreements with other parties, which could result in higher royalty payments and a loss of product differentiation. In addition, the effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our products, and therefore any undetected errors in these licensed products could prevent the implementation of our products, impair the functionality of our products, delay new product introductions, and/or damage our reputation.

OUR FAILURE DEVELOPMENT OF NEW PRODUCTS COULD RESULT IN A LOSS OF CUSTOMERS.

The software industry is highly competitive and characterized by changing client preferences and continuous introduction of new products and/or services. We believe that our future growth will depend, in part, on our ability to anticipate changes in client preferences and develop and introduce, in a timely manner, new products and/or services that adequately address such changes. There can be no assurance that we will be successful in developing, introducing and marketing new products and/or services on a timely and regular basis. If we are unable to introduce new products and/or services or if our new products and/or services are not successful, such events could have a material, adverse effect upon our business, operating results and financial condition.

                         RISKS RELATED TO THIS OFFERING

OUR SECURITIES PURCHASE AGREEMENTS WITH THE SELLING STOCKHOLDERS AND THE ISSUANCE OF SHARES TO THE SELLING STOCKHOLDERS THEREUNDER MAY CAUSE

SIGNIFICANT DILUTION TO OUR STOCKHOLDERS AND HAVE AN ADVERSE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

Assuming all of the 18,328,124 shares of common stock we are offering under this prospectus are sold, the number of our publicly traded shares will increase, which could depress the market of our common stock. Moreover, as all the shares we sell to the selling stockholders will be available for immediate resale, the mere prospect of our sales under the securities purchase agreement could depress the market price for our common stock. The issuance of shares to the selling stockholders will dilute the equity interest of existing stockholders and could have an adverse effect on the market price of our common stock.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

                     RISKS RELATED TO HOLDING OUR SECURITIES

THE SO-CALLED "PENNY STOCK RULE" COULD MAKE IT CUMBERSOME FOR BROKERS AND DEALERS TO TRADE IN OUR COMMON STOCK, MAKING THE MARKET FOR OUR COMMON STOCK LESS LIQUID WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

      o make a special suitability determination for purchasers of our shares;
      o receive the purchaser's written consent to the transaction prior to the purchase; and
      o deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker- dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

      o     variations in our quarterly operating results;
      o our ability to complete the research and development of our technologies;
      o     the development of a market in general for our products;
      o     changes in market valuations of similar companies;
      o announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
      o loss of a major customer or failure to complete significant transactions;
      o     additions or departures of key personnel; and
      o     fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the Over-the-Counter Bulletin Board OTC-BB and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

ANY ISSUANCE OF PREFERRED STOCK COULD IMPAIR THE INTERESTS OF OUR HOLDERS OF COMMON STOCK.

The rights of preferred stockholders generally take precedence over the rights of common stockholders. We currently have no preferred stock issued and outstanding. However, we are authorized to issue five million shares of preferred stock. Our board of directors may therefore authorize and issue preferred stock, including division of the preferred stock into series and the designation of all the relative rights and preferences of these series. No such action will require the approval of our stockholders. Future preferred stockholders could delay, defer or prevent a change of control of our company, which change of control you may have been in favor of or may have been in your best interests. Our board of directors will also be free to accord any preferred stockholders preferential treatment on matters such as distributions, liquidation preferences and voting, among others.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

Assuming the Registration Statement of which this prospectus is a part is declared effective and all the convertible term notes and warrants for which the underlying shares are registered herein, are converted or exercised, we would have 18,328,124 shares that are freely tradable without the requirement of registration under the Securities Act. All of the 30,293,617 remaining shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act. Of these shares, 20,000,000 are owned by our officers, directors or other "affiliates." These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144. Restricted securities may only be publicly sold pursuant to a registration under the Securities Act, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates' shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any dividend payments that we may make would be subject to Canadian withholding tax requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors such as:

      o     continued development of our technology;
      o     dependence on key personnel;
      o     competitive factors;
      o     the operation of our business; and
      o     general economic conditions.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale by the Selling Stockholders of shares in this offering, however, we may receive up to $10,015,833 if all of the Warrants are exercised. We intend to use such proceeds for working capital and general corporate purposes. Further, to the extent that any of our obligations under the Notes issued to the selling stockholders are converted into, or paid in the form of, shares of our common stock, we will be relieved of such obligations to the extent of such conversion or payment.

                            NATURE OF TRADING MARKET

Our shares of common stock are quoted on the NASD's OTC Bulletin Board under the symbol "PFNH.OB." Listed below are the high and low sale prices for the shares of our common stock during the fiscal years ended December 31, 2004 and 2003 and through March 31, 2005, as adjusted to reflect the reverse split of our shares of common stock effectuated on December 3, 2003. These quotations reflect inter-dealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

                                  COMMON STOCK

FISCAL 2003                                                     HIGH        LOW
--------------------------------------------------------------------------------
First Quarter                                                  $1.50       $0.60
Second Quarter                                                  1.50        0.60
Third Quarter                                                   0.60        0.60
Fourth Quarter                                                  5.40        0.60

FISCAL 2004
--------------------------------------------------------------------------------
First Quarter                                                  $1.95       $1.05
Second Quarter                                                  2.20        1.80
Third Quarter                                                   2.44        0.94
Fourth Quarter                                                  1.49        0.40
Fiscal 2005
--------------------------------------------------------------------------------
First Quarter (through March 31, 2005)                         $0.95       $0.30

On April 27, 2005, there were approximately 300 holders of record of our 38,105,189 shares of common stock issued and outstanding.

On April 29, 2005, the last sale price of the shares of our common stock as reported on the OTC Bulletin Board was $0.32.

                                 DIVIDEND POLICY

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

                                 CAPITALIZATION

The following table sets forth the capitalization of the company as of December 31, 2004.

      Promissory Note Payable                                 415,740
      Loan From A Shareholder                                 377,743
      Long-Term Debt                                           26,345
                                                     ----------------

                                                              819,828
                                                     ----------------

      Capital Stock                                            38,105
      Additional Paid-In Capital                            9,111,045
      Accumulated Other Comprehensive Loss                   (201,433)
      Deficit                                             (10,394,753)
                                                     ----------------

      Total Stockholders' Deficiency                       (1,447,036)
                                                     ----------------


      Total Capitalization                                   (627,208)
                                                     ================

March Offering with Selling Stockholders

On March 21, 2005, we entered into a Securities Purchase Agreement with the Selling Stockholders pursuant to which we issued Secured Convertible Term Notes and Warrants for aggregate consideration of $1,275,000, including the exercise of the over-allotment option for $75,000. The principal and unpaid interest on the Notes are convertible into shares of our common stock at a price of $.3375 per share (the "Fixed Conversion Price"), which conversion price is subject to antidilution adjustments (the "Notes"). The foregoing Notes provide for payments of interest at the rate of seven percent (7%) per annum, payable semi-annually in cash or common stock at our option. We may cause each holder of the Notes to convert their Note if (i) there is an effective current registration statement covering the shares of common stock to be issued in satisfaction of such obligations; (ii) the closing price of our common stock exceeds 200% of the Fixed Conversion Price, then in effect, for each of twenty
(20) consecutive trading days immediately preceding the date that we give the holder notice of our intent to require conversion; and (iii) the average daily trading volume for the common stock during such twenty (20) consecutive trading day period exceeds 1,000,000. Beginning on August 17, 2005 (and continuing on the same day of each successive month thereafter), we must repay 1/13th of the face amount of each note issued to the Selling Stockholders, in cash or common stock, at our option ("Monthly Amount"). If we repay the Monthly Amount in cash, we are required to pay the holder an amount equal to 110% of the Monthly Amount due and owing. If the Monthly Amount may be paid in shares of common stock, we are required to issue a number of shares of our common stock determined by dividing (x) the Monthly Amount to be converted into shares of common stock by
(y) an amount equal to a 25% discount to the volume weighted average price of our common stock for the ten (10) trading days immediately preceding the date the Monthly Amount is due. We may only pay the Monthly Amount in shares of our common stock if this registration statement is declared effective at that time.

Simultaneously with the issuance of the Notes, we issued Class A, Class B, Class C and Class D warrants to the selling stockholders exercisable into an aggregate of 8,440,972 shares of our common stock subject to adjustment (collectively, the "Warrants"). The Class A and Class B warrants are exercisable for a three (3) year period from the date of issuance and the Class C and Class D warrants are exercisable for a six (6) month period commencing on the effective date of this registration statement. The Class A Warrants are exercisable into an aggregate of 1,888,889 shares of our common stock at $.685 per share; the Class B Warrants are exercisable into an aggregate of 3,718,750 shares of our common stock at $2.00 per share; the Class C Warrants are exercisable into 1,888,889 shares of our common stock at $.3375 per share; and the Class D warrants are exercisable into 944,444 shares of our common stock at $.685 per share. Additionally, in connection with the March Offering, we issued Initial Placement Agent Warrants to the Placement Agent exercisable into an aggregate of 377,777 shares of our common stock at $0.54 per share. The Initial Placement Agent Warrants are exercisable for a period of three years ending March 21, 2008. We granted certain registration rights to the selling stockholders pursuant to an Investor Registration Rights Agreement, dated March 21, 2005 ("Registration Agreement") and to the Placement Agent.

Pursuant to the Registration Agreement, we agreed to register 150% of the shares of our common stock issuable upon conversion of the Notes and upon exercise of the Warrants. In the event that this registration statement is not declared effective by June 19, 2005 (unless the SEC conducts a full review in which event we shall have until August 18, 2005 to have this registration statement declared effective), we will be required to pay as liquidated damages to each of the selling stockholders, in either cash or shares of our common stock, two percent (2%) of the liquidated value of their Note. We will have the option of prepaying up to fifty percent (50%) of the outstanding principal amount, in whole or part, by paying to the holder one hundred twenty-five percent (125%) of the principal amount redeemed together with accrued but unpaid interest thereon and any other sums due.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus.

This filing contains forward-looking statements. The words "anticipated," "believe," "expect, "plan," "intend," "seek," "estimate," "project," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

OVERVIEW

On December 19, 2003, Perfisans Holdings, Inc., a Maryland corporation formerly known as Griffin Industries, Inc., acquired 100% of the capital stock of Perfisans Networks Corporation, an Ontario corporation.

This transaction was accounted for as a reverse acquisition. We changed our name to Perfisans Holdings, Inc. in conjunction with the reverse acquisition. We are the surviving entity for legal purposes and the Ontario Corporation is the surviving entity for accounting purposes. Accordingly, the financial statements include the following:

      o The statements of operations include the operations of Perfisans Networks Corporation for the periods presented.

      o Pursuant to the acquisition, all capital stock shares and amounts and per share data were retroactively restated.

Because we have not generated sufficient revenue to date, we have prepared our financial statements with the assumption that there is substantial doubt that we can continue as a going concern. Our ability to continue as a going concern is dependent on our ability to affect our Plan of Operations.

PLAN OF OPERATIONS

We were incorporated in Maryland on October 14, 1997, to be a venture capital vehicle for investors. As such, we were qualified as a business development company under the Investment Company Act of 1940 and voluntarily complied with the Securities and Exchange Commission's public reporting requirements. As a business development company, we were eligible to make investments in qualifying companies and would have earned returns, if any, upon the sale of those investments.

In the summer of 1998, we terminated our status as a business development company, and regulation under the Investment Company Act of 1940, due to our intention to acquire 100% of the assets or shares of heavy construction equipment companies.

Due to a downturn in the private and public capital markets in late 1998 and early 1999, and in particular in the valuations of heavy construction equipment companies, we abandoned the acquisition plan and after conducting extensive research, our board of directors decided to pursue a business plan that called for the acquisition of companies that provide services via the Internet.

Since 2000, we have explored a variety of potential business opportunities and did not actively conduct significant operations while complying with SEC reporting requirements in order to maintain our status as a public company until a suitable acquisition candidate was found.

Consequently, after devoting years in various attempts to develop a profitable, ongoing business, and without realistic sources of additional financing in sight, our former management was receptive when approached by representatives of Perfisans Networks concerning a possible business combination. Subsequent discussions led to the execution of the Acquisition Agreement in December 2003.

As a consequence of the change in control of our company resulting from the transactions contemplated by the Acquisition Agreement, we have adopted a new plan of operations, as set forth immediately below.

The company through its wholly owned subsidiary Perfisans Networks Corporation, an Ontario corporation is engaged in development of integrated circuits that will accelerate the network and storage devices protocol processing.

We have completed the design of a single port gigabit network interface controller and released the product to the market in second quarter of 2004. We successfully received blanket orders from DBL Technology Co. Ltd., in China and Kelytech Corporation in US. The product is under evaluation by our other customers.

In reaction to the market and the current funding and resources situation, we revised the product development plan accordingly. The Company products are focused on the network interface semiconductor integrated circuits.

Product 1 - Gigabit Network interface chip. The Company released this network interface chip in the second quarter of 2004.

Product 2 - Dual Channel Gigabit network interface chip. Management is marketing this product primarily to network card manufacturers who are marketing products geared toward the enterprise market. The Company plans to release this product in the third quarter of 2005.

Product 3 - iSCSI storage chip. This product will be targeted for high performance and cost sensitive market. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the enterprise market. The Company plans to release this product towards the end of the fourth quarter of 2005.

We have also started the development of dual port PCI-Express products and RDMA products according to the market requirement.

For the next twelve months, the engineering team will be concentrated on the support and further development of these chips. The engineering team will also work on the design aspect of future iSCSI products.

Along with Canada, Taiwan and China are key regions for us to penetrate to affect our plan of operations. Manufacturers Agents (known as "reps") and Distributors (known as "distis") will be contracted to market and sell Perfisans' chips. A disti buys, resells and maintains local inventories of, the computer chips that Persifans will provide. The disti is responsible for the costs of selling to customers, accounts receivables, collections and the maintenance of local inventories, that otherwise would fall on Perfisans. A rep earns commissions on the sales of Perfisans' chips. A rep is a separate, arms length company that negates or minimizes the need for Perfisans to staff its own field sales force, thereby minimizing Perfisans' cost of sales. In some cases the rep and disti will be one and the same company capable of acting in either rep or disti mode according to the best local market needs. In rep mode, the rep earns commissions on sales of our chips. In disti mode, the disti buys and resells our chips and maintains local inventories. The current industry trend is for reps and distis to be combined in one company.

Our sales costs are:

      o Travel costs by the sales people to the market areas at intervals dictated by sales activity and priorities;
      o The commission that has to be paid for the reps which will be pegged at 10% to 15% of the selling price; and
      o The costs of locally based support staffs as determined by the needs of penetrating and maintaining specific strategic customers.

We have signed up distributors in Canada, US and China. In addition, we have identified Taiwan and China as key regions and will continue to search for appropriate candidates for the distribution of our products in these two geographical areas. Our Marketing and Product Development teams have collaborated on the planning of our new product roadmap, and sales and business development activity will be synchronized with the product introduction plans.

Despite having limited revenue since inception, we believe that our management has developed a business plan, that if successfully implemented could substantially improve the Company's operational results and financial conditions. The adequacy of cash resources over the next twelve months is primarily dependent on its operating results and the ability to obtain proceeds from the sales of securities. The projected cash requirement for the next twelve months will be 10 million dollars. We have an agreement with SBI and Westmoreland for a $4 million funding. Seven hundred and fifty thousand dollars has been received by the company from SBI and Westmoreland. SBI and Westmoreland have signed promissory notes on the balance that has not yet been received. We have executed convertible debenture agreements of a total of $1.2 million at March 21, 2005. Details of the agreement can be obtained through the recent 8K filing with SEC. We will have to secure the anticipated requisite remainder of funding through other means, such as sales of additional securities or other financing initiatives.

For the next six months, we plan to spend approximately $250,000 in Computer Aided Design (CAD) tools. A total of $500,000 is allocated for non-recurring Engineering (NRE) Charges for development of the Semiconductor chips.

We plan to increase the total number of employees to 26 in the next six months. The addition will be in R&D, sales and marketing.

FISCAL YEAR ENDED DECEMBER 31, 2004 ("FISCAL 2004")

We have reported total revenue of $1,095,526 (prior year nil) with a gross profit of $61,803 (prior year nil) for the year ended December 31, 2004.

Total operating expenses increased for the twelve-month period ending December 31, 2004, from $1,887,500 to $5,072,706 or 169% from the corresponding prior year period. This increase was primarily due to the increase in stock based compensation and other operating activities including SEC filings, auditing and legal services during the period.

General and Administration fees increased for the twelve-month period ending December 31, 2004, from $1,198,450 to $2,575,435 or 115% from the corresponding prior year period, primarily as a result of the increase in operations and overseas activities.

We had issued promissory notes for $250,000 as bridge financing at an interest of 2% per month with principal and interest payable by July 25, 2004 or upon the receipt of at least $4,000,000 in gross proceeds from sale of the company's securities. The loan has been replaced by a loan agreement in October 31st, 04. The total loan amount is $392,208 with an interest rate of 3% per month. The expiry date of the agreement is December 31, 04. It has now expired and we are in the process of negotiating a renewal to extend the loan period. The terms and conditions will be changed and the agreement is now under review by our lawyer.

During the first quarter of 2004, we received an additional loan $107,250 from a shareholder, General Resources Company, at an interest of 2% per month. The repayment date has not yet been formalized.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2004, we had an accumulated deficit of $10,394,753. For the year ended December 31, 2004, net cash used in operating activities amounted to $1,584,303, as compared to $816,307 for the year ended December 31, 2003. The increase in cash requirements for operating activities is primarily the result of increase in overhead expense and operating activities including SEC filings, auditing and legal services during the period.

Since inception, we have relied principally on proceeds from the sale of securities to fund our activities. During the year ended December 31, 2004, we used $1,584,303 in cash for operating activities and $61,029 for investing activities which was provided by $1,180,711 from financing activities, resulting in a $467,685 decrease in cash during the period.

On May 16, 2001, we borrowed $65,000 from the Canadian Imperial Bank of Commerce
(CIBC), which is guaranteed by the Canadian government under its Job Creation Program. This loan is repayable in 60 payments of $1,050 plus interest of prime plus 0.25% per annum. The loan requires us to maintain certain debt to equity ratios which we are currently not in compliance with. As a result of the default, the bank can charge us a higher, more traditional rate. To date, the bank has not taken such a step. Due to the small amount of the loan, our management does not believe that the effects of an increase would have a material effect on us.

In March 2004, we borrowed $250,000 from an unaffiliated lender. The loan bears interest at 2% per month and is payable on July 3, 2004 or upon our receipt of at least $4,000,000 of proceeds from the sale of stock. In

October 30, we increased the borrowed amount from the same lender to $392,208 which bears an interest at 3% per month and is payable on December 31, 2004. We are now in the process of extending the loan period. We intend to repay such loans out of proceeds from the sale of stock.

We borrowed an aggregate of $412,950 from General Resources Co., In June 2003, we repaid $100,000 of such amount to General Resources and in October 2003 we repaid an additional $100,000. The remaining sum outstanding is repayable upon demand. In March 2004, we borrowed an additional $250,000 from General Resources. This loan bears interest at 2% per month and is repayable upon demand or upon our receipt of at least $4,000,000 of proceeds from the public or private sale of stock.

We currently have a balance of $377,743 to General Resources on such loans which we intend to repay out of the proceeds of the sale of stock.

At December 31, 2004, we had no material commitments for capital expenditures other than for those expenditures incurred in the ordinary course of business. Additional capital could be required in excess of our liquidity, requiring us to raise additional capital through an equity offering or secured or unsecured debt financing. The availability of additional capital resources will depend on prevailing market conditions, interest rates, and our existing financial position and results of operations.

We estimate that we will require approximately $10,000,000 in cash to fund our activities until revenues are sufficient to cover costs, which we will obtain principally through the sale of shares. We have no commitment from any person to acquire all or any of such securities or to provide funding through any other mechanism other than as disclosed in the prospectus related to the sale of the shares of our common stock to SBI and Westmoreland. We expect that additional capital will be required if we are unable to generate sufficient revenues from commercialization of our products within the next 18 months.

OFF-BALANCE SHEET ARRANGEMENTS

None.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS:

Contractual obligations as of December 31, 2004 are as follows:

PAYMENTS DUE BY END OF PERIOD

--------------------------------------------------------------------------------
CONTRACTUAL OBLIGATIONS   TOTAL         1 YEAR       AFTER 1-3 YEARS   3-5 YEARS
--------------------------------------------------------------------------------
BUILDING LEASES           $788,422      $175,205     $525,615          $87,602
--------------------------------------------------------------------------------
EQUIPMENT LEASES          --            --           --                --
--------------------------------------------------------------------------------
                                        --                             --
--------------------------------------------------------------------------------
SHORT-TERM DEBT           $485,745      $485,745     --                --
--------------------------------------------------------------------------------
     TOTAL                $1,274,167    $660,950     $525,615          $87,602
--------------------------------------------------------------------------------

RECENT ACCOUNTING PRONOUNCEMENTS:

SFAS No. 149 - Amendment of statement 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB 133 accounting for derivative instruments and hedging activities.

SFAS No. 150- Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

SFAS No. 151 - "Inventory Costs, an Amendment of ARB No. 43, Chapter 4." SFAS No. 151 retains the general principle of ARB No. 43, Chapter 4, "Inventory Pricing," that inventories are presumed to be stated at cost; however, it amends ARB No. 43 to clarify that abnormal amounts of idle facilities, freight, handling costs and spoilage should be recognized as current period expenses. Also, SFAS No. 151 requires fixed overhead costs be allocated to inventories based on normal production capacity. The guidance in SAFS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

SFAS 123 (Revised) - "Share Based Payment," which will require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123 (Revised) eliminates the use of APB Opinion No. 25. SFAS No. 123 (Revised) is effective for the first interim or annual reporting period that begins after December 15, 2005. Early adoption for interim or annual periods for which financial statements or interim reports have not been issued is encouraged.

SFAS 152 - In December 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). This statement amends FASB Statement No. 66 "Accounting for Sales of Real Estate" to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 "Accounting for Real Estate Time-Sharing Transactions" ("SOP 04-2"). SFAS 152 also amends FASB Statement No. 67 "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005.

SFAS 153 - In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005.

                                    BUSINESS

COMPANY HISTORY

We were incorporated in the State of Maryland on October 14, 1997 under the name Griffin Industries, Inc. We had no operations prior to the acquisition of Perfisans Networks Corporation. On December 3, 2003, we amended our Articles of Incorporation to change our name to Perfisans Holdings, Inc.

Prior to the acquisition, Global Funding Corp. was our controlling shareholder and Paul Adams was our sole officer and director. Global Funding Corp. was controlled by Landon Barretta.

THE PERFISANS ACQUISITION

On December 19, 2003, we acquired all of the capital stock of Perfisans Networks Corporation, a Canadian company registered in the Province of Ontario. As a result of the acquisition, Perfisans Networks Corporation became a wholly owned subsidiary of ours.

In connection with the acquisition, we issued an aggregate of 32,942,967 shares of our common stock and 5,627,493 warrants to purchase our common stock to the shareholders of Perfisans Networks Corporation in exchange for all the issued shares of Perfisans Networks Corporation. In connection with the acquisition, Perfisans Networks Corporation also paid an aggregate of $200,000 in cash which was used to pay off all of the outstanding obligations of Perfisans Holdings. In exchange, for such payment shareholders of Perfisans Networks Corporation were issued an additional 2,468,866 shares of our common stock, which was distributed to Perfisans Networks' pre-acquisition stockholders. Immediately following the acquisition, the shareholders of Perfisans Networks owned approximately 95% of our common stock. There were no other control persons prior to the acquisition. The terms of the transaction were established by arms-length negotiations between Perfisans Holdings, Inc., Global and Perfisans Networks Corporation. Global was 100% owned by Landon Barretta.

We own 100% of the capital stock of Perfisans Networks Corporation, through which all of our operations are conducted. Perfisans is a technology company focused on the development of cost effective, high performance network processing and storage chips. Perfisans is now in the process of going through the testing and quality assurance of the chips manufactured. As of the date hereof, Perfisans has not made any sales of its computer chips.

THE TECHNOLOGY AND COMMUNICATIONS SYSTEMS ARE THE FOCUS OF PERFISANS' PRODUCT MARKETING.

World commerce, government, scientific, military and other activities today rely on the rapid, reliable and accurate transfer of business information, scientific data, and correspondence between individuals and organizations. This sharing and transfer of data and other information occurs locally within organizations, between groups of organizations, within communities and countries, and internationally around the world. This sharing and transfer of information is done by means of internal and external systems known as networks. A network within an organization is typically known as a Local Area Network (LAN), or an Intranet, and an external network between organizations is generally referred to as a Wide Area Network (WAN). Similarly, a network operating in a city or other such community is often referred to as a Metropolitan Area Network, or MAN. The term Extranet is also used to denote networks used by companies to communicate with suppliers and customers. The data and other information are transmitted within and between these networks. In this explanation, the term "data" is used to denote business information, scientific data and correspondence.

To enable this sharing of information within a LAN, an agreed language or convention or "standard" must be used so that the various computer systems can effectively communicate with each other. One commonly used such standard is known as "Ethernet", which has become the de-facto LAN standard.

The rate, or speed, at which data is transferred, is a critical factor in determining the efficiency of the network. The data transfer speed is expressed in terms of the number of millions of bits of data, which are transferred per second, or "Mega bits per second". This is abbreviated to "Mbps". Typical speeds encountered are 10 Mbps and100 Mbps, with "10/100Mbps" being the common acronym. To meet the demand for faster data throughput, a speed of 1000Mbps is now targeted in the networking industry. 1000Mpbs is also known as "Gigabit".

A network is basically a system comprising several computers which are connected either directly by cables or wireless, and through local, national and international telephone networks. A widely known communication system is the "Internet", or "World Wide Web".

Communication between these computer systems is accomplished using devices and systems known as Network Interface Devices or Systems. Typically these Network Interfaces take the form of a printed circuit board known as a Network Interface Card (NIC). NICs are typically installed in personal computers, "routers" and "servers".

As the name implies, a "router" is a device which directs, or routes, information across a network to the desired end location. A "server" is generally a powerful computer which, together with the interconnecting cables, telephone systems, etc., form the framework - or "backbone" - of networks.

To ensure that data is transferred across networks and delivered to the correct end location, and with no errors in the information, it is necessary to process and manipulate the data in a complex way. This data processing and manipulation involves the adherence to internationally adopted rules, or "Protocols". These are typically referred to as the "Transmission Control Protocol" and the "Internet Protocol", which are generally abbreviated to the acronym "TCP/IP". The TCP/IP process requires that the data be split up into small groups of data called "packets", to which are added a considerable amount of "overhead" data which is used to ensure the correct routing of the data across the networks.

The addition of the TCP/IP data is known as "overhead", since it results in an additional burden on the processors in the network components. The actual data that is desired to be transferred is known as "payload".

With the growth of globalization and the advance of developing countries, etc., it is generally recognized that the amount of such data and other information that is being sent locally, nationally and around the world is continually growing, and in turn requires the continual enhancement of both the computer systems involved and the NIC technology. Management believes that it is this ongoing need for the enhancement of the NIC technology that presents growing business opportunities for the application and use of Perfisans Networks technology and products.

The quality and efficiency of the technology utilized in such NICs is critical to the successful, rapid and reliable sharing and transmitting of data. Perfisans Networks technology and devices are designed to increase speed and the ability to share data. Perfisans delivers its technology in what Management believes to be a cost effective solution embodied in silicon chips, or semiconductors.

The rate, or speed, at which data is transferred across networks, is critical since the growth of business and other activity results in an ever-increasing amount of data being transferred. In turn, the ability of the various computer, router and server components, that make up the networks, to "keep up" with this increasing traffic (also referred to as "bandwidth") in data is being stretched to the limits of the technology used in these various network component systems. This results in "bottlenecks" within the networks which ultimately slows down the transfer of data.

This situation is further aggravated by the burden, referred to above, of managing the "TCP/IP overhead" in the data stream, which accounts for a large portion of the processing power available.

The need therefore arises for NIC technology, which can alleviate this problem by eliminating the bottlenecks.

Perfisans has designed a Gigabit Ethernet solution, which is designed to significantly reduce the need for the network processors to devote a large portion of their processing power to managing the TCP/IP overhead. This is known as "TCP/IP Off-Load", and the Perfisans chip is therefore known as a "TCP/IP Off-Load Engine", or "TOE".

The markets for Perfisans' TOE devices are therefore all users of NIC cards, which includes manufacturers of laptop and desktop computers, routers, servers, Storage Area Networks (SAN). LAN, MAN, and WAN systems. An important additional market segment is the Small Business Home Office sector, known as "SOHO", which includes individual consumers. Perfisans intends to address all of these markets with what Management believes are competitively priced products.

In addition to NIC cards, Perfisans chips will be installed directly on motherboards in desktop and laptop computers, thereby conserving space where it is at a premium, and in "host bus adapters". The "host" is the computer in which the NIC or Perfisans chip is installed, and incorporates the processor (CPU) which normally has the job of managing the entire data packet.

Management believes that computer networking is a growing segment of the Information Technology (IT) industry. Although PC networking began to be used widely in the 1980s with the rise of client/server computing, a number of recent trends have greatly accelerated their adoption and expansion. As firms try to enhance efficiency and worker productivity to remain competitive, they are increasing their use of Intranets for shared applications and internal files, Extranets to connect to external suppliers and customers, and the Internet. In addition, the growing number of network users and the increasing average size of electronic files sent through them require networks with greater speed and bandwidth, driving users to upgrade or expand their networking technologies.

Management believes that the current drive presents an opportunity for Perfisans to meet the demand for optimized network solutions by developing a family of products (chips) to address the Storage Area Network (SAN), LAN, MAN, and WAN. Management intends to use marketing strategies and tactics based on Perfisans capabilities and benefits to develop and maintain strong, sustainable competitive positions in the Consumers, SOHO, and Enterprise markets.

A key component of our marketing strategy will be the development of partnerships with industry leading OEMs (original equipment manufacturers) and non-competing chipmakers, in order to gain exposure to maximum market share in the shortest possible time.


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

Management believes that our TOE technology alleviates the growing bottleneck experienced by networks and significantly increases the data throughput speed in increasingly complex network applications in video-over-internet protocol, voice-over-internet protocol, SOHO applications and storage networking.

Perfisans TOE technology, is designed to (a) conserve space in PCs by inserting our network chip in the "motherboard", and (b) avoid the cost of replacing or rebuilding existing network infrastructure due to our TOE chip's backward compatibility with 10/100Mbps systems.

Perfisans has developed an additional technology, the System Network Accelerator
(SNA). Our SNA is designed to provide a carefully balanced hardware and software implementation, partitioning and filtering of different network information, in a system where different network situations are handled by different paths in the chip architecture.

We are in the process of registering a patent on our SNA technology, and intend to market our technology to the niche market created through the rapid expansion of networking standards to Gigabit Ethernet technology. We believe that our relationships with various OEM groups and non-competing chipmakers in the Far East will assist us in marketing our technology.

INDUSTRY OVERVIEW

Our Management estimates that the Gigabit Ethernet market has been projected to grow to a multi-billion dollar market by 2004, by the industry.

We believe that success in the semiconductor industry goes to the company which succeeds in being the first to market. Prime examples are ATI Technologies in the graphic chips market and Genesis Microchip in the flat panel display market. Our first product is presently under pre-production (Beta) testing and Management anticipates shipping the product in the 3rd quarter of 2005.

We are targeting the SOHO market with our microchip and "Internet Small Computer Systems Interface" (iSCSI) products, particularly in the storage-networking segment, which is characterized by high volume, low cost semiconductor solutions. (iSCSI interfaces are an important component in current network interfaces for small computers.)

Ethernet based communications is the de-facto technology for Local Area Networks
(LAN) today. Ethernet was initially designed when networking speeds were much slower, and when host system Central Processing Unit (CPU) resources were considered more than ample. However, the inexorable rise in network throughput to today's Gigabit levels has not been accompanied by commensurate increases in host CPU resources. This scenario has created a serious and growing bottleneck in networks, with a consequent poor overall network performance.

Processing network traffic overhead can now consume 80% of the CPU resources, thus leaving few resources for applications processing and sharply limiting network performance, speed, and scalability. As Internet applications continue consuming more CPU resources, such as in the case of popular applications such as File Transfer, Rich Media Streaming, Voice over Internet Protocol (VOIP), Video over IP, Storage Networking and Content Delivery Network, there will be an increasing need to off-load the processing of the TCP/IP protocol from the host CPU. As previously explained, the main reason for network bottlenecks is that the need for the host computer to process the TCP/IP overhead, in addition to processing the data payload, significantly slows down the effective network speed.


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

The Technical Solution

As previously explained, Management believes that Perfisans Gigabit Ethernet TOE products, embedded in the Network Interface Card (NIC) will yield significant increases in data throughput. Our technology significantly reduces drag on the network speed by freeing up the host computer processor to concentrate on processing the payload data. In addition, Perfisans TOE chip's backward compatibility with older 10/100 Mbps network systems is designed to eliminate the need for the operator to invest in costly system upgrades or replacements.

The benefits accrued in breaking the bottleneck caused by TCP/IP processing in the host system lies in gaining the benefits of higher performance networking applications. This not only immediately benefits current server and desktop Gigabit Ethernet applications, but accelerates the two paradigm shifts in modern computing: (a) networked storage and (b) client/server-based computing. Management believes that as network throughputs further outpace processor speeds, the advantages of TOE will become even more indispensable as these trends accelerate.

Management believes that the sharing of online information, data, and resources among multiple devices at home and in offices is becoming increasingly important. Management believes that Internet use by home and small businesses has increased dramatically over the past several years, and expects it to expand rapidly in the future as more consumers are able to access the Internet at broadband speeds. As networking grows in popularity, Ethernet network link speeds have been increasing.

The growth of Ethernet data throughput from 10 Mbit/sec to 10 Gbit/sec has surpassed the increase in microprocessor performance in mainstream servers and central processing units (CPU) incorporated in the computer systems. The growth in the ready supply of network bandwidth and the proliferation of high performance fibre has resulted in Internet traffic that is increasingly dominated by rich-media content. Graphic intensive applications such as video-email, video conferencing, online presentations and desktop delivery of movies over the Internet, have become the norm.

Management sees no signs that this growth in network data throughput and storage is declining. Management believes that the rapidly pressing need to alleviate the bottleneck caused by weak host CPU being thus increasingly burdened with both processing the ever faster payload transfer speeds, as well as the TCP/IP protocol, presents a growth business opportunity to Perfisans.

STORAGE NETWORKING BASICS

As described above, Management believes that current trends show that there are significant and continuing opportunities in the network data processing and storage industry. The necessity to process and store this growing amount of data securely is of critical concern, particularly for small businesses, home consumers, corporations and other organizations that all require more effective and efficient ways to transfer, store and maintain this information. Management believes that the marketplace demands simple, affordable storage in order to manage and store the burgeoning amount of data and that this demand will shape the way data storage is handled in the future as more and more information is passed between users across Global networks such as the Internet, and Local and Wide Area Networks.

There are currently three main choices for storing information in the computing industry:

DIRECT ATTACHED STORAGE (DAS) consists of a disk drive attached directly to a server. Information is transferred using small computer system interface (SCSI) commands that allow the computer and hard drive to


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

communicate. Although effective, there are limitations to using DAS, including high management costs, distance limitations, and limited scalability. Furthermore, in order to increase storage capacity, more servers must be purchased and, due to the limitations of SCSI (network interfaces for small computers) devices, DAS must be located within 12 meters of the server.

NETWORK ATTACHED STORAGE (NAS) is a file-based storage architecture with resources attached directly to the Local Area Network (LAN), this gives it tremendous flexibility. In order to store data, the information is transmitted over the network. The increased network traffic is a drawback as it can burden and degrade the performance of the LAN and scalability is therefore limited. This storage method is less expensive as storage management can be performed using existing information technology (IT) staff with minimal training in storage management.

STORAGE AREA NETWORKS (SAN) are dedicated networks that connect servers to storage devices. This system allows the transport of data storage traffic without burdening the enterprise LAN. Several factors make SAN's attractive including performance, reliability, availability, scalability and ease of management. Typically, Fibre Channel is used for SAN networks, and this has results in very high implementation and maintenance costs. In addition, Fibre channel storage networks (FC-SAN) are also extremely difficult to install and maintain, due to the limited expertise of existing IT staff.

EMERGENCE OF THE INTERNET PROTOCOL STORAGE AREA NETWORK (IP-SAN):

As previously mentioned, internet-related data (personal, business and commercial), which is typically multimedia, can potentially overwhelm existing storage backup systems. This has led to a rapidly emerging technology solution -INTERNET PROTOCOL-STORAGE AREA NETWORK (IP-SAN).

INTERNET PROTOCOL-STORAGE AREA NETWORK (IP-SAN):

The aim here is to "universalize" storage networking by getting both message/file and storage I/O (input/output) onto an Ethernet/IP network and ultimately "converging" networking and storage architectures. Ethernet has become the most popular networking protocol as it is inexpensive and offers simple and quick implementation.

IP-based storage networking will simplify the management of, and reduce the total cost of, ownership, specifically by utilizing existing network administrators to manage both the local area network (LAN) and storage area networks (SAN). In IP-based network storage solutions, an Internet Small Computer System Interface (iSCSI) network interface card (commonly known as Host Bus Adapter) or network interface card (NIC) connects the storage resources over Ethernet. Core transport layers can then be managed using existing network management applications. This simple, yet powerful technology can help provide a high-speed, low-cost, long distance storage solution. (The TCP/IP data in the data packet previously referred to is basically arranged in a series of standard positions in the packet, called "layers". The layer referred to in this case is the position which deals with the transport of the data across the network.)

Users of Internet Protocol Storage Area Network (IP-SAN):

Internet Protocol Storage Area Networks are most suitable for organizations with a need for streaming data, or which require large amounts of data to be stored and/or transmitted over the network. These include:

      o     Internet Service Providers (ISPs) and Storage Service Providers
            (SSP);

      o Organizations that need remote data replication and disaster recovery;


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

      o Geographically distributed organizations that require access to the same data on a real time basis; and;

      o Businesses and institutions with limited IT resources, infrastructure and budget.

PERFISANS' GIGABIT + TOE PRODUCTS:

We have developed a series of low cost and high volume semiconductor Application Specific Integrated Circuits (ASIC) to handle offloading of the TCP/IP processing from the CPU.

Management believes that Perfisans Gigabit + TOE products will contribute to the trend to replace existing, slower 10/100 Mbps network interface cards with faster cards with technology that facilitates data transfer speeds up to 10Gbps. These chips utilize the TOE technology to produce higher transfer speeds across networks using existing NIC architecture. Management believes that these chips will greatly address the needs of the emerging IP-SAN market and offer significant enhancements to the Gigabit Ethernet market. Our two initial products are in the final testing phase. We have released the first product by the end of the second quarter of 2004. To date, we have not sold any of our computer chips.

We have identified three market segments with potential need for our chips:

      o     Consumer;

      o     Small Office Home Office (SOHO); and

      o     Enterprise (large organizations networking) Market.

We will initially release two products, embodying our core technology coupled with rich feature sets, to meet the needs of these specific market segments.

The markets for Perfisans TOE devices are all users of NIC cards, which includes manufacturers of laptop and desktop computers, routers, servers, Storage Area Networks (SAN). LAN, MAN, and WAN systems. In addition, an important additional market segment is the Small Business Home Office sector, known as "SOHO", which includes individual consumers. Perfisans intends to address all of these markets with competitively priced products.

In addition to NIC cards, Perfisans chips will be installed directly on motherboards in desktop and laptop computers, thereby conserving space where it is at a premium, and in "host bus adapters", The "host" is the computer in which the NIC or Perfisans chip is installed, and incorporates the processor (CPU), which normally has the job of managing the entire data packet.

PERFISANS TECHNOLOGY

Perfisans technology utilizes System-On-A-Chip (SOC) designs and our chips require no software programming to be done by the customer.

MANUFACTURING

Although Perfisans believes that it has a choice of several leading semiconductor foundries for the manufacture of its chips, to date it has utilized OKI Semiconductor Company in Japan to manufacture its sample chips. Purchase orders will be made between us and foundries, which manufacture products of this type. The purchase orders typically will cover the cost and lead times of the products being produced.

RESEARCH AND DEVELOPMENT

We have invested significant resources towards research and development activities in order to develop our products. We have spent $714,521 in 2003 and $1,604,488 in 2004 on research and development activities. These expenses are expected to be 100% borne directly by customers. These costs will be built into the selling price of products. The following table summarizes the major expenses:

                                                        2003              2004
                                                        ----              ----

R & D Salary                                        $  510,489         1,069,829
Components                                              19,533            13,075
CAD & IP Maintenance                                    19,533           168,269
Non Recurring Engineering Charges                        1,058           351,416
Sub-Contractor Fee                                     163,908             1,899
                                                    $  714,521         1,604,488
                                                    ==========        ==========

INTELLECTUAL PROPERTY

Perfisans Networks Corporation's SNA (Storage Network Accelerator) Technology effectively addresses the network-processing bottleneck by processing the network protocol, including TCP/IP and iSCSI in the Perfisans chip, thereby sharply reducing host processor overhead. The technology is implemented by using a carefully balanced hardware and software implementation, partition and filtering of different network information. Different network situations are handled by different paths in the architecture. This approach is unique to Perfisans and Management filed a provisional patent application (Patent No. 60/495,518) covering this technology in August 2003. There can be no assurance that such patents and trademarks will be granted or if granted that they will successfully protect our proprietary technology and trade secrets. For branding purposes, management intends to trademark Perfisans' logo.

COMPETITION

The market for TCP/IP Offload engine products is characterized by rapid technological advances, frequent new product introductions, evolving industry standards and competitive pricing. Companies in the market compete based on price point and the ability to deliver innovative products. As this is an emerging market, management expects our competitive pressure to come from both start-ups and traditional network component vendors. Although the Network Processor Units (NPU) segment presently contains numerous start-ups, management believes that it has a wide enough head start to gain and hold `mind share' and market share in this segment of the Network Processor Units arena. This is critical in the computing industry as Management believes that the company that launches its product first can easily capture a significant market share.

Some of our competitors have positioned their products at the low end of the industry. This portion of the industry has the characteristics of a commodity market with minimal product performance, low and unpredictable average selling prices (ASPs), continual price pressure and consequent unpredictable gross margins. We had positioned our products at the high end of the industry with high guaranteed performance levels, in order to attract higher and more predictable ASPs and gross margins.

In comparison to our primary competitors, Management believes that Perfisans possesses key competitive advantages, and that Perfisans strength lies in its ability to deliver highly integrated, and fully featured products, and in-depth support to our customers through their entire product development cycle in a partnership business relationship. This approach will ensure rapid times to market for our customers, while also enabling us to secure the edge in capturing new customer business ahead of our competition, and the potential to win repeat volume business at predictable and high ASPs and gross margins. We will employ this partnership business model to capture an increasing share of the strategic Original Equipment Manufacturers (OEMs) who serve the key SOHO and home networking markets. Management believes that other competitors in the TOE/Storage network processor market are primarily targeting the enterprise market. Management believes that our primary competitors are Aegis Broadband Inc. and Marvell Technology Ltd.

Sustainable Competitive Advantage

We have designed our initial portfolio of products (ENA1000 series and iAT1000 series) with what Management believes to be strong sustainable competitive advantages, including:

Superior performance and design

The SNA architecture delivers high performance data path optimization and a protocol engine with software flexibility and true wire speed delivery that maximizes the utilization of the wire bandwidth. There is no data replication or copying during data processing so data transfer speed is optimized. It easily scales to 10 Gbps and beyond through straightforward semiconductor process scaling.

Cost leadership and price competitiveness

Management has taken a comparative look at the products offered by our competitors and believes that our products have the best price/performance and are the most price competitive solutions in the entire TOE and iSCSI market. Our competitors charge around $199 for the TOE, while the iSCSI is priced at $399 in volume. Our initial product will attract volume business at prices below $50. Our cost structure will continue to yield good margins even as the ASP trends down, in the normal pattern of the semiconductor industry, to prices in the area of $10.00. Management believes that this enables us to secure increasing market share with healthy gross margins through the entire product life/ASP cycle.

Higher Overall ROI for customers

Customers using our products will benefit from fast times to market as a result of:

      o     Significantly reduced product development cycles due to;

      o     The simplicity of our hardware design;

      o The absence of a need for software programming, which translates into a much reduced development cycle;

      o     Perfisans' System On Chip (SoC) methodology providing scalability;
            and

      o Perfisans commitment to in-depth design and application support throughout the customer's product development cycle.

PRODUCTS & SERVICES

Perfisans offers products in the form of chips and/or printed circuit boards on which Perfisans chips are installed. Printed circuit board products will be offered to customers in the form of "reference designs" or "evaluation kits" to facilitate the customer's product development, and evaluation and approval of our chips. Board level products will also be offered in manufacturable form in those cases where customers lack either the design expertise and/or the design resources to produce their own board level products. In the latter cases, offering a manufacturable board level product is an effective marketing and sales tactic in that it can facilitate the sales process and can help in securing and retaining business with a customer.

Perfisans will also offer routine design support services via Perfisans Field Application Engineers (FAEs) who will work closely with customer design staff to help them complete their designs, using Perfisans chips, in the shortest possible time.

A description of Perfisans chip products follows:

      o     Product 1 - NIC TOE Accelerator Chip - ENA1001:

The first of its line of chips that offers TOE functionality, the ENA1001 chip has been launched to the market by the end of the 2nd quarter of 2004.

The NIC TOE Accelerator Chip is designed to address the TCP/IP off-load requirements on both the host and target side of Internet Protocol (IP) storage networks, including Network Attached Storage (NAS). The chip consists of an IP protocol engine and a TCP protocol engine to handle the TCP/IP stacks in both hardware and embedded microprocessor cores.

An application programming interface (API) is provided in this product to allow customized transport protocols and other applications, including internet Small Computer System Interface (iSCSI), Storage over Internet Protocol, virtual interface, Internet Protocol Security (IPSEC), Virtual Private Network (VPN), Voice over Internet Protocol, content classification, streaming media, or web caches.

      o     Product 2 - Dual Channel Gigabit network interface chip - ENA1002:

This low cost, single chip Gigabit network interface chip with TOE will be targeted to replace existing 10/100 Mbit products. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the consumer market. This product is scheduled for release by the end of the 3rd quarter of 2005.

      o     Product 3 - iSCSI Protocol Accelerator Chip - iTA1001:

There is a growing movement toward the use of Internet Protocol (IP) for Storage Area Networks (SAN) as it addresses several challenges faced by companies operating SANs over Fibre Channel, including the issue of distance limitations. Management believes that the primary factor in the increasing demand for IP-SANs is that most enterprise customers, particularly SOHO and consumers, do not have the in-house expertise in Fibre Channel to construct, deploy, and maintain an FC-SAN. With IP in common use in corporate communications networks and interconnected systems, Management believes that the talent to operate an IP-SAN is either already on-site or easily accessible.

Management believes that the iTA1001 is uniquely suited for the emerging IP-SAN market. The product also includes TOE functionality. It is targeted to the Internet Protocol (IP) Storage convergence market and provides a flexible, scalable, and high performance solution to the emerging iSCSI standard.

Key attributes of the iTA1001 chip which Management believes will contribute to improved bottom line performance for operators include:

      o Accelerated traffic between the SCSI storage device and the internet; and

      o Introduction of a new breed of iSCSI target storage box that offers comparable performance at a significantly lower price than the current Fibre channel storage box.

MARKETING & SALES

Sales and Marketing will be primarily split between North America and Asia, with attention also being given to design houses in Europe. Our strategy will be to employ a mix of direct sales, commissioned manufacturer's agents, and distributors, as dictated by local market conditions. We are developing partnership relationships with potential customers in the industry.

Perfisans is in the process of seeking agreements with these entities, but there can be no assurance that any of the foregoing will be customers.

Perfisans has chosen Taiwanese manufacturers to be the first target customer base for the following reasons:

      o Perfisans already enjoys existing strong business connections in this location.

      o These companies, and Taiwan companies in general, will typically benefit from and welcome our superior IC design expertise, and are prone to rapid adoption of new and better performing products.

      o The economic slowdown in North America has caused us to direct immediate attention to penetrating the Taiwanese market by leveraging the extensive experience and connection of our management team.

As a component supplier to Network Infrastructure companies, it is important to develop strategic relationships with these companies. While we have not generated any sales to date, Management believes, although there can be no assurance, that the industry contacts available through our Management will bring a great deal of credibility to the entire organization, and will facilitate and expedite the forging of strong strategic alliances. The wider focus of the company is to target strategic original equipment manufacturers
(OEMs) in the United States, Europe and Asia. We are currently engaged in negotiations with reps and distis in Canada and Taiwan. We do not as yet have signed agreements with any reps or distis in these regions. We also have not signed any sales contract with any of the entities listed. We are confident of concluding satisfactory rep &/or disti agreements to coincide with the launch of our products in Q2 2004.

EMPLOYEES

As of March 31, 2005, we had 21 full-time employees.

DESCRIPTION OF PROPERTY

Our headquarters are located at 4118 14th Avenue, Unit #4, Markham, Ontario, L3R 0J6, in 18,000 square feet of office space leased from an unrelated party. Current rentals are $16,000 per month and the lease expires in July 2009.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property. We are not aware of any legal proceedings contemplated by any governmental authorities involving either our property or us. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries

                                   MANAGEMENT

Our officers and directors, and further information concerning them, are as follows:

NAME                AGE       POSITION
To-Hon Lam          45        CEO, President & Chairman
Bok Wong            42        VP of Operations & Business Development & Director
Chao Kuan           39        Director of Engineering
Clarence Wu         34        Director of ASIC Design
Sam Wu              42        Director of Software
Chris C. Chen       56        Director

Each of the above officers and directors shall hold office until the next annual meeting of our shareholders or until a successor is elected and qualified.

TO-HON LAM. To-Hon Lam co-founded Perfisans Networks in February 2001 and has acted as its President and CEO since inception. Prior to Perfisans, he successfully launched Matrox Toronto Design Center specializing in multi-million gate graphics and video processors. Mr. Lam has managed over 100 software and hardware projects. He was the co- founder and Director of Engineering with SiconVideo where he has employed from 1999 through February 2001. He also worked with ATI Technologies, where he designed several state of the art application specific integrated circuits (ASIC). ATI is currently a leader in the graphic chip design industry. Mr. Lam brings with him 21 years of engineering and design management experience with ASIC technologies.

BOK WONG. Bok Wong co-founded Perfisans Networks in February 2001 and has acted as its Vice President of Operations and Business since inception. Previously he co-founded Intervis Corporation, a System On Chip design consulting company. Intervis is a multi million dollar company, which designed complex network ASIC chips and network processors for companies such as 3COM, Nortel, and Cabletron. He was the principal consultant of Intervis from 1998 to 2000 and Trebia Director of ASIC Technology from 2000 to February 2001. Mr. Wong has also worked with ATI Technologies, Genesis Microchip, and Philips in Hong Kong.

CHAO KUAN. Chao has acted as Director of Engineering since February 2001. He has over 15 years experience in application specific integrated circuits (ASIC),FPGA and hardware product design. From 1998 to February 2001, he was the Vice President of Hardware Development for VIDIX Technologies Corporation. Formerly with Leitch Technology, Chao has been involved in Video server and Video Router design, and has demonstrated strong leadership skills managing over 15 engineers. As an entrepreneur, Chao has developed high performance local area network based video streaming equipment.

CLARENCE WU. Clarence has acted as Director of ASIC Design since August 2001. Prior to joining Perfisans, he was Senior Engineer of Avici Systems from July 2000 to August 2001. Prior to Avici he was a contractor with C-Port Corp. from March 1999 to July 2000. He is formerly of NEC Hong Kong, where he served as Senior ASIC Application Engineer in the South East Asia Market. Clarence has over 12 years experience in ASIC design and implementation with companies such as Cadence, ATI Technologies, and NEC.

SAM WU. Sam has acted as Director of Software since February 2001. Prior to February 2001, he was a project leader with Vive Synergies, Inc. since 1998. He is experienced in network system design in hardware and software. Prior to Perfisans, Sam developed the Voice over internet protocol gateway systems, and internet protocol phone products. He is an expert in TCP/IP stack, routing protocols and has experience with complex FPGA design for network application and project management.

CHRIS C. CHEN. Chris C. Chen has been a director of Perfisans since April 30, 2002. He has been the Chairman of General Resources Co. since 1980. General Resources Co. is an international marketer, systems engineer and contractor, which has served the requirements of multiple industries since its operations began in 1980.

Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

CODE OF ETHICS

Our board of directors adopted a Code of Ethics which covers all executive officers of our company and its subsidiaries. The Code of Ethics requires that senior management avoid conflicts of interest; maintain the confidentiality of information relating to our company; engage in transactions in shares of our common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Ethics; and comply with other requirements which are intended to ensure that such officers conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of our company.

All our executive officers are required to affirm in writing that they have reviewed and understand the Code of Ethics.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have an audit committee. Since our management recently changed as a result of the acquisition of Perfisans Networks, we were not able to identify and appoint a suitable nominee in time for this annual report. Our management is currently diligently pursuing such a candidate and will appoint an audit committee promptly.

COMPENSATION OF THE BOARD OF DIRECTORS

Directors who are also our employees do not receive additional compensation for serving on the Board or its committees. Non-employee directors are not paid any annual cash fee. In addition, directors are entitled to receive options under our Stock Option Plan. All directors are reimbursed for their reasonable expenses incurred in attending Board meetings. We intend to procure directors and officers liability insurance.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Maryland a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

      o his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Maryland law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 10. EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years indicated, certain information concerning the compensation of our Chief Executive Officer and each other most highly compensated executive officers of our company whose aggregate compensation exceeded $100,000 during the years ended December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

                                                                           Long term compensation

                                                                           Awards                       Payouts


Name and                                                 Other Annual      Securities Underlying        LTIP            All Other
Principal Position      Year       Salary     Bonus      Compensation      Options/ SARs                Payouts         Compensation
To-Hon Lam              2004       - - -      - - -      - - -             - - -                        - - -           - - -
                        2003       - - -      - - -      - - -             450,000                      - - -           - - -
Chairman, President     2002       - - -      - - -      - - -             - - -                        - - -           - - -
and CEO

Bok Wong                2004       - - -      - - -      - - -             - - -                        - - -           - - -
                        2003       - - -      - - -      - - -             300,000                      - - -           - - -
Vice President of       2002       - - -      - - -      - - -             - - -                        - - -           - - -
Operations &
Business
Development

OPTION GRANTS IN LAST FISCAL YEAR

NAME AND
PRINCIPAL POSITION         # OF OPTIONS GRANTED        % OF TOTAL OPTIONS GRANTED            EXERCISE PRICE     EXPIRATION DATE
------------------         --------------------        --------------------------            --------------     ---------------
TO-HON LAM
Chairman, President and
CEO                        450,000                     35%                                   $0.25 per share    7-16-06

BOK WONG
VP of Operations &
Business Development       300,000                     23.3%                                 $0.25 per share    7-16-06

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                                                                             Value of unexercised
Name and                     Shares Acquired      Value       # of shares underlying              options at
Principal Position             on exercise       realized      options at year end                 year end
------------------           ---------------     --------     ----------------------         --------------------
To-Hon Lam

Chairman, President
and CEO                           - - -           - - -             1,450,000                     $2,537,00

Bok Wong

VP of Operations &
Business Development              - - -           - - -             1,300,000                     $2,275,000

STOCK OPTIONS

Pursuant to the acquisition agreement whereby we acquired all of the capital stock of Perfisans Networks Corporation, all existing options and/or warrants to purchase capital stock of Perfisans Networks Corporation were converted to options and/or warrants to purchase our common stock. Accordingly, we issued employees of Perfisans Networks Corporation an aggregate of 4,000,000 options. Our executive officers and directors received an aggregate of 2,750,000 of such options. Our chief executive officer, To-Hon Lam received 1,450,000 of such options and our Vice President of Operations and Business Development received 1,300,000 of such options. No options have been exercised.

On February 12, 2004, the Board of Directors adopted the Perfisans Holdings, Inc. 2004 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Board of Directors and authorizes the grant of options for 4,000,000 shares. The Board of Directors determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

EMPLOYMENT AGREEMENTS

Each of To-Hon Lam, President and Chief Executive Officer and Bok Wong, Vice President of Operations and Business Development, has entered into employment agreements with us. Such agreements are effective upon the effectiveness of the registration statement the first draft of which was filed on February 12, 2004.

Mr. Lam's employment agreement has an initial term of two years with subsequent one-year renewal periods. His employment agreement may be terminated by us for cause or upon his death or disability. In the event of the disability of Mr. Lam, termination of his employment agreement by us following a change in control or termination of his employment agreement by him for good reason, Mr. Lam is entitled to receive (I) the unpaid amount of his base salary earned through the date of termination; (ii) any bonus compensation earned but not yet paid; and(iii) a severance payment equal to one (1) year of his then current salary. In addition, Mr. Lam will be immediately vested in any options, warrants, retirement plan or agreements then in effect. Good reason means (i) a material change of Mr. Lam's duties, (ii) a material breach by us under the employment agreement, or (iii) a termination of Mr. Lam's employment in connection with a change in control.

As used in Mr. Lam's employment agreement, "change in control" means (1) our merger or consolidation with another entity where the members of our Board, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the entity issuing cash or securities in the merger or consolidation immediately prior to the merger or consolidation, or (2) the sale or other disposition of all or substantially all of our assets.

In the event of termination for cause, all of Mr. Lam's unexercised warrants and options, whether or not vested, will be canceled, and Mr. Lam will not be eligible for severance payments. In the event of voluntary termination, all of Mr. Lam's unbelted warrants and options will be canceled and he will have three(3) months from the date of termination to exercise his rights with respect to the unexercised but vested options. He will not be eligible for severance payments.

Mr. Lam's employment agreement provides for an annual salary of $200,000 per year with a $50,000 annual bonus in each subsequent year in the event that we achieve $8 million of revenues in fiscal 2005, $36 million of revenues in fiscal 2006 and $90 million of revenues in fiscal 2007. Mr. Wong has an identical employment agreement to that of Mr. Lam.

The employment agreements for each of Messrs. Kuan, Clarence Wu and Sam Wu are terminable by either us or the employee upon 30 days' notice or by us for cause(as defined in their employment agreements) or upon the death or disability of the employee. However, each of them is entitled to receive severance equal to three months' base salary, payable in six equal consecutive monthly installments in the event that the employee is terminated by us within ninety (90) days following a change in control. In addition, under such circumstances each of them will be immediately vested in any options, warrants, retirement plan or agreements then in effect.

For purposes of the employment agreements for Messrs. Kuan, Wu and Wu, "change in control" means (1) on the date of the merger or consolidation of us with another entity where the members of the Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the entity issuing cash or securities in the merger or consolidation; or (2) on the date of the sale or other disposition of all or substantially all of the assets of our company.

In the event of termination for cause, all unexercised warrants and options held by the applicable employee, whether or not vested, will be canceled and the employee will not be eligible for severance payments. In the event of voluntary termination, all unbelted warrants and options will be canceled and the employee will have three (3) months from the date of termination to exercise his rights with respect to the unexercised but vested options.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 12, 2005, our authorized capitalization consisted of 50,000,000 shares of common stock, par value $.001 per share. As of March 31, 2005, there were 38,185,983 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholder.

The following table sets forth, as of April 12, 2005, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

NAME                                                 NUMBER OF SHARES                        PERCENTAGE OF SHARES
OF BENEFICIAL OWNER (1)                              BENEFICIALLY OWNED(2)                   BENEFICIALLY OWNED (3)
-----------------------                              ---------------------                   ----------------------
To-Hon Lam (4)                                       8,450,000                               22.16%
Bok Wong (5)                                         8,300,000                               21.78%
Chris C. Chen (6)                                    1,500,000                               3.94%
Chao Kuan`                                           331,300                                 *
Clarence Wu                                          0                                       - - -
Sam Wu                                               0                                       - - -
General Resources Co. (6)                            1,500,000                               3.94%
Pei-Pei Lee                                          6,000,000                               15.75%
Sharp Idea Securities Co., Ltd. (7)
Office B, 8th Floor, Wu Yi
Central, 50 Bazaar, Causeway Bay,
Hong Kong                                            2,434,667                               6.39%
All officers and directors as a group
(5 persons)                                          18,581,300                              48.76%

*     Less than one percent.

(1) Unless otherwise indicated, the address of each person listed below is c/o Perfisans Holdings, Inc., at 4118 14th Ave., Unit #4, Markham, Ontario L3R 0J6.

(2) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(3)   Figures may not add up due to rounding of percentages.

(4) Includes 1,450,000 shares of common stock subject to presently exercisable options.

(5) Includes 1,300,000 shares of common stock subject to presently exercisable options.

(6) Chris Chen is the Chairman of General Resources Co. and as such the shares owned by General Resources may be deemed to be beneficially owned by Mr. Chen.

(7) Includes 488,000 shares of common stock subject to presently exercisable warrants. Sharp Idea Securities Co. is controlled by Sai Hung Li.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2002, General Resources Co., a company whose chairman is Chris Chen, a director of ours, loaned Perfisans an aggregate of $412,950. In 2003, General Resources loaned Perfisans and additional $50,000. Perfisans repaid General Resources $100,000 on June 23, 2003 and an additional $100,000 on October 9, 2003. The outstanding balance on the loan was $261,597 on December 31, 2003. The loan bears interest at 2% above prime and is repayable upon demand. In March 2004, we borrowed an additional $250,000 from General Resources. The loan bears interest at 2% per month and is repayable the sooner of July 3, 2004 or the receipt of proceeds at least $5,000,000 from the sale of securities. We intend to repay all of our loans from General Resources out of the proceeds of the sale of stock to SBI and Westmoreland. To date, SBI and Westmoreland have not funded approximately $3,250,000.

In January 2004, we entered into an agreement with Trilogy Capital Partners, Inc., which is affiliated with Westmoreland, one of the selling stockholders. The agreement provides for Trilogy to assume all responsibilities of an in-house investor relations officer. Under the agreement, Trilogy generates all corporate and shareholder communications, retail and institutional investor contact and media. The agreement provides for a fee of $7,500 per month for a period of twelve months. This Agreement has been terminated.

Other than the foregoing, there have been no transactions between our company and any of our officers, directors, 10% shareholders or any other affiliates required to be reported hereunder.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue two classes of capital stock, consisting of 50,000,000 shares of common stock, $.001 par value and 5,000,000 shares of Preferred Stock, $.001 par value. We shall increase our authorized capital stock to 155,000,000 subsequent to the effectiveness of this registration statement, consisting of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock. There are 38,185,983 shares of our common stock issued and outstanding, not including 60,000 shares which we have committed to issue to our legal counsel. See "Legal Matters". The holders of shares of our common stock are entitled to elect all of the directors and to one vote per share on all matters submitted to shareholder vote. Holders of shares of our common stock do not have preemptive or preferential rights to acquire any shares of our capital stock, and any or all of such shares, wherever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for consideration and on such terms as our board of directors determines in its discretion without first offering the shares to any shareholder of record. Holders of our common stock are entitled to receive ratably dividends, subject to the rights of the holders of Preferred Stock (if any), as may be declared by our Board of Directors out of funds legally available therefore.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable. Our board of directors has the discretion and may, by adoption of a resolution, designate one or more series of preferred stock and has the power to determine the conversion and/or redemption rights, preferences and privileges of each such series of preferred stock provided that such conversion and/or redemption rights, preferences and privileges of any series of preferred stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued series of preferred stock.

TRANSFER AGENT

The transfer agent for our common stock is Select Fidelity Transfer Services, 2 Pelham Town Square, Suite 101, Box 679, Fonthill, Ontario Canada L0S 1E0.

                           SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

SALE OF RESTRICTED SHARES. Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS

We agreed to register for resale shares of common stock issued to and issuable upon exercise of warrants issued to the selling stockholders or issuable upon conversion of convertible notes payable to the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this registration statement. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering" column assumes the sale of all shares offered.

As explained below under "Plan of Distribution," we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

                             Number of Shares
                               Beneficially                                     Number of Shares
                              Owned Prior to          Number of Shares         Beneficially Owned
          Name                 Offering (1)               Offered              After the Offering
-------------------------------------------------------------------------------------------------
Platinum Partners Value
Arbitrage Fund LP                   0                   4,791,666(2)              4,791,666(2)
-------------------------------------------------------------------------------------------------
Alpha Capital
Aktiengesellschaft                  0                   3,354,284(3)              3,354,284(3)
-------------------------------------------------------------------------------------------------
Nite Capital, LP                    0                   1,916,667(4)              1,916,667(4)
-------------------------------------------------------------------------------------------------
Whalehaven Capital Fund
Limited                             0                   1,437,382(5)              1,437,382(5)
-------------------------------------------------------------------------------------------------
JM Investors, LLC                   0                     718,750(6)                718,750(6)
-------------------------------------------------------------------------------------------------
Westor Capital                      0                     377,778(7)                377,778(7)
-------------------------------------------------------------------------------------------------
Total                               0                  12,596,517(8)             12,596,517(8)
-------------------------------------------------------------------------------------------------

(1) Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

(2) Includes 3,310,185 shares of common stock issuable upon exercise of Warrants and 1,481,481 shares of common stock issuable upon conversion of secured convertible term note we issued to Platinum Partners in the principal amount of $500,000.

(3) Includes 2,317,247 shares of common stock issuable upon exercise of Warrants and 1,037,037 shares of common stock issuable upon conversion of secured convertible term note we issued to Alpha Capital Partners in the principal amount of $350,000.

(4) Includes 1,324,074 shares of common stock issuable upon exercise of warrants and 592,593 shares of common stock issuable upon conversion of a secured convertible term note we issued to Nite Capital Partners in the principal amount of $200,000.

(5) Includes 992,938 shares of common stock issuable upon exercise of warrants and 444,444 shares of common stock issuable upon conversion of a secured convertible term note we issued to Whalehaven Partners in the principal amount of $150,000.

(6) Includes 496,528 shares of common stock issuable upon exercise of warrants and 222,222 shares of common stock issuable upon conversion of a secured convertible term note we issued to JM Investors in the principal amount of $75,000.

(7) Includes two (2) warrants issued to the Placement Agent to purchase 355,556 and 22,222 shares of our common stock at $0.54 per share.

(8) Does not include 6,109,375 additional shares of common stock to be registered pursuant to the Investors Registration Rights Agreement.

On March 21, 2005, we entered into a Securities Purchase Agreement with the Selling Stockholders pursuant to which we issued Secured Convertible Term Notes and Warrants for aggregate consideration of $1,275,000, which includes the exercise of the over-allotment option for $75,000. The principal and unpaid interest on the Notes are convertible into shares of our common stock at a price of $.3375 per share (the "Fixed Conversion Price"), which conversion price is subject to antidilution adjustments (the "Notes"). The foregoing Notes provide for payments of interest at the rate of seven percent (7%) per annum, payable semi-annually in cash or common stock at our option. We may cause each holder of the Notes to convert their Note if (i) there is an effective current registration statement covering the shares of common stock to be issued in satisfaction of such obligations; (ii) the closing price of our common stock exceeds 200% of the Fixed Conversion Price, then in effect, for each of twenty
(20) consecutive trading days immediately preceding the date that we give the holder notice of our intent to require conversion; and (iii) the average daily trading volume for the common stock during such twenty (20) consecutive trading day period exceeds 1,000,000. Beginning on August 17, 2005 (and continuing on the same day of each successive month thereafter), we must repay 1/13th of the face amount of each note issued to the Selling Stockholders, in cash or common stock, at our option ("Monthly Amount"). If we repay the Monthly Amount in cash, we are required to pay the holder an amount equal to 110% of the Monthly Amount due and owing. If the Monthly Amount may be paid in shares of common stock, we are required to issue a number of shares of our common stock determined by dividing (x) the Monthly Amount to be converted into shares of common stock by
(y) an amount equal to a 25% discount to the volume weighted average price of our common stock for the ten (10) trading days immediately preceding the date the Monthly Amount is due. We may only pay the Monthly Amount in shares of our common stock if this registration statement is declared effective at that time.

Simultaneously with the issuance of the Notes, we issued Class A, Class B, Class C and Class D warrants to the selling stockholders exercisable into an aggregate of 8,440,972 shares of our common stock subject to adjustment (collectively, the "Warrants"). The Class A and Class B warrants are exercisable for a three (3) year period from the date of issuance and the Class C and Class D warrants are exercisable for a six and (6) month period commencing on the effective date of this registration statement. The Class A Warrants are exercisable into an aggregate of 1,888,889 shares of our common stock at $685 per share; the Class B Warrants are exercisable into an aggregate of 3,718,750 shares of our common stock at $2.00 per share; the Class C Warrants are exercisable into 1,888,889 shares of our common stock at $.3375 per share; and the Class D warrants are exercisable into 944,444 shares of our common stock at $.685 per share. In addition, we granted certain registration rights to the selling stockholders pursuant to an Investor Registration Rights Agreement ("Registration Agreement"). We have also agreed to register the shares of our common stock underlying the Initial Placement Agents Warrant.

Pursuant to Registration Agreement, we agreed to register 150% of the shares of our common stock issuable upon conversion of the Notes and upon exercise of the Warrants. In the event that this registration statement is not declared effective by June 19, 2005 (unless the SEC conducts a full review in which event we shall have until August 18, 2005 to go effective), we will be required to pay as liquidated damages to each of the selling stockholders, in either cash or shares of our common stock, two percent (2%) of the liquidated value of their Note. We will have the option of prepaying up to fifty percent (50%) of the outstanding principal amount, in whole or part, by paying to the holder one hundred twenty-five percent (125%) of the principal amount redeemed together with accrued but unpaid interest thereon and any other sums due.

                              PLAN OF DISTRIBUTION

GENERAL

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     short sales after this registration statement becomes effective;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

REGISTRATION OBLIGATIONS

Under the Investor Registration Rights Agreement, we agreed to register the (i) shares of common stock issuable to the selling stockholders upon conversion of the Notes; and (ii) the shares of common stock issuable upon exercise of the Warrants. In addition, we have agreed to register not less than a number of shares of common stock that is equal to 150% of shares issuable upon conversion of the Notes and the Warrants. In the event that this Registration Statement is not declared effective by June 19, 2005 (unless the SEC conducts a full review in which event we shall have until August 18, 2005 to have this registration statement declared effective), we will be required to pay as liquidated damages to each selling Stockholder, in either in cash of shares of our common stock, two percent (2%) of the liquidated value of their Note.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, New York, New York. We have issued Gersten Savage an aggregate of 60,000 shares of our common stock for legal services rendered.

EXPERTS

The financial statements of Perfisans Holdings, Inc. as of and for the years ended December 31, 2004 and 2003, appearing in this prospectus have been audited by Schwartz Levitsky Feldman, LLP, Chartered Accountants as set forth in its reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file current, quarterly and annual reports with the SEC on forms 8-K, 10-QSB and 10-KSB. We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                            PERFISANS HOLDINGS, INC.

                   RESTATED CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2004 AND 2003

      TOGETHER WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                        (AMOUNTS EXPRESSED IN US DOLLARS)





                                TABLE OF CONTENTS

    Report of Independent Registered Public Accounting Firm                                          F-1

    Restated Consolidated Balance Sheets as of December 31, 2004 and 2003                      F-2 - F-3

    Restated Consolidated Statements of Operation for the years ended
            December 31, 2004 and 2003                                                               F-4

    Restated Consolidated Statements of Cash Flows for the years ended
            December 31, 2004 and 2003                                                         F-5 - F-6

    Restated Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
           for the years ended December 31, 2004 and 2003                                      F-7 - F-8

    Notes to Restated Consolidated Financial Statements                                       F-9 - F-28

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA






             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders of Perfisans Holdings, Inc.

We have audited the accompanying restated consolidated balance sheets of Perfisans Holdings, Inc. as at December 31, 2004 and 2003 and the related restated consolidated statements of operations, cash flows and stockholders' deficiency for the years ended December 31, 2004 and 2003. These restated consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these restated consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the restated consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the restated consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall restated consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated consolidated financial statements referred to above present fairly, in all material respects, the financial position of Perfisans Holdings, Inc. as at December 31, 2004 and 2003 and the results of its operations and its cash flows for the year ended December 31, 2004 and 2003 in accordance with generally accepted accounting principles in the United States of America.

The accompanying restated consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 2(a) to the restated consolidated financial statements, the Company has incurred losses since inception and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as going concern. The restated consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The previous Report of Independent Registered Public Accounting Firm has been withdrawn. The restated consolidated financial statements have been adjusted as discussed in note A.

Toronto, Ontario, Canada                         "Schwartz Levitsky Feldman llp"
April 8, 2005 (except for note A which is                  Chartered Accountants
as of April 27, 2005)


                    1167 Caledonia Road
                    Toronto, Ontario M6A 2X1
                    Tel:  416 785 5353
                    Fax:  416 785 5663

PERFISANS HOLDINGS, INC.
RESTATED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2004 AND 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                       2004             2003
                                                         $                $
                                                    (restated)
                              ASSETS
CURRENT ASSETS

    Cash and cash equivalents                            17,163          484,848
    Accounts receivable (note 6)                         67,618           46,034
    Prepaid expenses and deposits                        32,137           62,665
                                                    -----------      -----------

                                                        116,918          593,547

PROPERTY, PLANT AND EQUIPMENT (note 7)                  214,062          209,220

INTELLECTUAL PROPERTY (note 8)                                1                1
                                                    -----------      -----------









                                                        330,981          802,768
                                                    ===========      ===========



          The accompanying notes are an integral part of these restated
                       consolidated financial statements.

PERFISANS HOLDINGS, INC.
RESTATED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2004 AND 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


                                                                    2004               2003
                                                                      $                  $
                                                                  (restated)
                                   LIABILITIES
CURRENT LIABILITIES

    Accounts payable and accrued liabilities (note 10)                958,189           302,325
    Current portion of long-term debt (note 11)                        26,345            39,851
    Promissory note payable (note 20)                                 415,740                 -
                                                                  -----------       -----------

                                                                    1,400,274           342,176

LOAN FROM A SHAREHOLDER (note 12)                                     377,743           264,767
                                                                  -----------       -----------

                                                                    1,778,017           606,943
                                                                  -----------       -----------

COMMITMENTS AND CONTINGENCIES (notes 15 and 16)

                        STOCKHOLDERS' EQUITY (DEFICIENCY)

CAPITAL STOCK (note 13)                                                38,105            37,670

COMMON STOCK SUBSCRIBED                                             3,250,000                 -

STOCK SUBSCRIPTIONS RECEIVABLE                                     (3,250,000)                -

ADDITIONAL PAID - IN CAPITAL                                        9,111,045         6,117,163

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)                        (201,433)          (94,459)

DEFICIT                                                           (10,394,753)       (5,864,549)
                                                                  -----------       -----------

                                                                   (1,447,036)          195,825
                                                                  -----------       -----------

                                                                      330,981           802,768
                                                                  ===========       ===========


          The accompanying notes are an integral part of these restated
                       consolidated financial statements.

PERFISANS HOLDINGS, INC.
RESTATED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                    2004               2003
                                                                      $                  $
                                                                  (restated)

REVENUE                                                             1,095,526                 -

    Cost and goods sold                                             1,033,723                 -

GROSS PROFIT                                                           61,803                 -
                                                                 ------------      ------------

OPERATING EXPENSES

  Stock-based compensation                                          2,079,317           397,397
  General and administration                                        2,575,435         1,198,450
  Interest                                                             47,450             2,323
  Management salaries                                                 300,000           200,000
  Amortization                                                         70,504            89,330
                                                                 ------------      ------------

TOTAL OPERATING EXPENSES                                            5,072,706         1,887,500
                                                                 ------------      ------------

OPERATING LOSS                                                     (5,010,903)       (1,887,500)

    Interest income, research and
    development tax credit and other income (note 5)                  480,699             1,797
                                                                 ------------      ------------

NET LOSS                                                           (4,530,204)       (1,885,703)
                                                                 ============      ============

Loss per share, basic and diluted                                       (0.12)            (0.06)
                                                                 ============      ============

Weighted average shares outstanding                                37,883,194        33,102,207
                                                                 ============      ============


          The accompanying notes are an integral part of these restated
                       consolidated financial statements.

PERFISANS HOLDINGS, INC.
RESTATED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                      2004               2003
                                                                        $                  $
                                                                    (restated)

CASH FLOWS FROM OPERATING ACTIVITIES

    Net loss                                                          (4,530,204)       (1,885,703)
    Items not requiring an outlay of cash:
         Amortization                                                     70,504            89,330
         Issue of shares for professional services                       120,000           367,000
         Management salaries contributed                                 100,000           200,000
         Stock-based compensation                                      2,079,317           397,397
         Increase in accounts receivable                                 (17,223)          (26,136)
         (Increase) Decrease in prepaid expenses and deposits             33,533           (48,560)
         Increase in accounts payable and accrued liabilities            559,770            90,365
                                                                    ------------      ------------

NET CASH USED IN OPERATING ACTIVITES                                  (1,584,303)         (816,307)
                                                                    ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES

    Repayment of bank loans                                              (15,367)          (20,137)
    Proceeds from promissory note payable                                415,740                 -
    Proceeds from (Repayment of) loan from a shareholder                  85,338          (216,598)
    Proceeds from issuance of shares (net of share issue costs)          695,000         1,683,150
                                                                    ------------      ------------

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                        1,180,711         1,446,415
                                                                    ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES

    Purchase of property, plant and equipment                            (61,029)         (164,188)
                                                                    ------------      ------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                              (61,029)         (164,188)
                                                                    ------------      ------------

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES                          (3,064)           (9,260)
                                                                    ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
    FOR THE YEAR                                                        (467,685)          456,660

    Cash and cash equivalents, beginning of year                         484,848            28,188
                                                                    ------------      ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                    17,163           484,848
                                                                    ============      ============

PERFISANS HOLDINGS, INC.
RESTATED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                    2004               2003
                                                                      $                  $
                                                                  (restated)

Cash and cash equivalents are comprised as follows:

Cash                                                                   17,163           203,838

Short-term investments                                                      -           281,010

                                                                 ------------      ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                 17,163           484,848
                                                                 ============      ============


INCOME TAXES PAID                                                           -                 -
                                                                 ============      ============


INTEREST PAID                                                           1,571             2,323
                                                                 ============      ============



          The accompanying notes are an integral part of these restated
                       consolidated financial statements.

PERFISANS HOLDINGS, INC.
RESTATED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                 Common
                                                  stock        Common        Class A        Class A        Class B       Class B
                                              number of         Stock      number of         shares      Number of        shares
                                                 shares        amount         shares         amount         shares        amount
                                            ------------  ------------ --------------   ------------  -------------  -----------
                                                               $                             $                            $

Balance as of December 31, 2002                 --             --       21,350,000            195      1,475,005         43,515
Issuance of Class B shares for
   services                                     --             --             --             --          110,000          7,000
Issuance of Class A convertible
   preference shares for services               --             --             --             --             --             --
Issuance of Class A shares as
   payment for raising capital                  --             --        1,142,500           --             --             --
Issuance of Class A convertible
   preference shares as payment
   for raising capital                          --             --             --             --             --             --
Issuance of Class A shares for cash             --             --        1,500,000        744,598           --             --
Issuance of Class A convertible
   preference shares for cash                   --             --             --             --             --             --
Recapitalization pursuant to
   reverse acquisition                    37,796,519         37,796    (23,992,500)      (744,793)    (1,585,005)       (50,515)
Cancellation of Common stock                (126,330)          (126)          --             --             --             --
Management salaries contributed                 --             --             --             --             --             --
Stock-based compensation                        --             --             --             --             --             --
Foreign currency translation                    --             --             --             --             --             --
Net loss for the year                           --             --             --             --             --             --
                                         -----------    -----------    -----------    -----------    -----------    -----------
Balance as of December 31, 2003           37,670,189         37,670           --             --             --             --

Issue of shares for cash                     375,000            375           --             --             --             --


Issue of shares for services                  60,000             60           --             --             --             --
Capital stock subscribed                        --             --             --             --             --             --

Management salaries contributed

Stock-based compensation                        --             --             --             --             --             --
Foreign currency translation                    --             --             --             --             --             --
Net loss for the year                           --             --             --             --             --             --
                                         -----------    -----------    -----------    -----------    -----------    -----------
Balance as of December 31, 2004           38,105,189         38,105           --             --             --             --
                                         ===========    ===========    ===========    ===========    ===========    ===========

            Class A       Class A
        convertible   convertible                                                                  Accumulated
         preference    preference       Common    Additional                Other                        other
          number of        shares        stock       paid-in                Comprehensive        comprehensive
             shares        amount   subscribed       capital      Deficit   loss                 income (loss)
       ------------  ---------------------------------------  -----------   --------------    ----------------
                          $            $             $            $                $                     $
                                                  (restated)   (restated)      (restated)           (restated)
     4,462,500         2,133,000          --       1,330,575   (3,978,846)          --                1,531

          --                --            --            --           --             --                 --

       600,000           360,000          --            --           --             --                 --

          --                --            --            --           --             --                 --


       532,792              --            --            --           --             --                 --
          --                --            --            --           --             --                 --

     1,770,170           938,553          --            --           --             --                 --

    (7,365,462)       (3,431,553)         --       4,189,065         --             --                 --
          --                --            --             126         --             --                 --
          --                --            --         200,000         --             --                 --
          --                --            --         397,397         --             --                 --
          --                --            --            --           --          (95,990)           (95,990)
          --                --            --            --     (1,885,703)    (1,885,703)              --
     -----------    -----------    -----------   -----------  -----------    -----------        -----------
          --                --            --       6,117,163   (5,864,549)    (1,981,693)           (94,459)
                                                                             -----------
          --                --            --         694,625         --             --                 --

          --                --            --         119,940         --             --                 --
          --                --       3,250,000          --           --             --                 --
          --                --            --         100,000         --             --                 --


          --                --            --       2,079,317         --             --                 --
          --                --            --            --           --         (106,974)          (106,974)
          --                --            --            --     (4,530,204)    (4,530,204)              --
     -----------    -----------    -----------   -----------  -----------    -----------        -----------
          --                --       3,250,000     9,111,045  (10,394,753)    (4,637,178)          (201,433)
     ===========    ===========    ===========   ==========   ===========    ===========        ===========


          The accompanying notes are an integral part of these restated
                      consolidated financial statements. 7

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)


A. RESTATEMENT OF FINANCIAL STATEMENTS

During the preparation for an SB2 filing, management uncovered the following errors:

      a) The promissory note was recorded in the company's general ledger in Canadian funds and adjusted for foreign exchange fluctuations in error. The financial statements have been adjusted to properly record this promissory note in US funds as agreed in the note. This adjustment resulted in a decrease in the promissory note payable of $43,660 and a decrease in interest expense of $50,322.

      b) The fair value of the purchase warrants issued for services rendered was miscalculated. The financial statements have been adjusted to expense the warrants at the corrected fair value. This adjustment resulted in a decrease of stock-based compensation of $92,419 and a corresponding decrease in additional paid-in capital.

      The   following   table   presents  the  effects  of  the   aforementioned
adjustments:

                                                                    2004
                                                     --------------------------------
                                                                        As Previously
                                                       As restated      Reported
                                                            $                 $

 Current liabilities                                     1,400,274         1,443,934
 Total liabilities                                       1,778,017         1,821,677
 Additional paid-in capital                              9,111,045         9,203,464
 Accumulated other comprehensive income (loss)            (201,433)         (204,771)
 Deficit                                               (10,394,753)      (10,527,494)
 Net loss                                               (4,530,204)       (4,662,945)
 Loss per share                                              (0.12)            (0.12)


1. SECURITIES EXCHANGE AGREEMENT AND REVERSE ACQUISITION

      On December 19, 2003, Griffin Industries, Inc. ("Griffin"), a publicly traded company, entered into a Securities Exchange Agreement with Perfisans Networks Corporation, a Canadian corporation ("Perfisans"). In exchange for the acquisition of the 100% interest in Perfisans, the shareholders of Perfisans were issued a total of 32,942,967 Common shares of Griffin. Following the share exchange, the former shareholders of Perfisans held 87.5% of the 37,670,189 shares of common stock of Griffin outstanding at the time. Consequently, even though Griffin is the legal acquirer, this transaction will be treated as an acquisition of Griffin by Perfisans and as a recapitalization by Perfisans for accounting purposes.

      As part of this transaction, the company changed its name from Griffin Industries, Inc. to Perfisans Holdings, Inc. Accordingly, these financial statements are titled Perfisans Holdings, Inc. The comparative financial statements are those of Perfisans, the accounting acquirer.

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)


2. GOING CONCERN AND NATURE OF OPERATIONS

      a) Going Concern

            Certain principal conditions and events are prevalent which indicate that there could be substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

            These include:
               1)  Recurring operating losses
               2)  Stockholders deficiency
               3)  Working Capital deficiency
               4)  Breach of financial covenants (note 11)

               Management has initiated certain plans, which it believes will mitigate and alleviate these conditions and events including:

               1)  Expanding its customer base
               2) Exploring alternative sources of financing as to be able to continue its research and development.
               3)  Implementation of cost-cutting measures
               4)  Renegotiating the terms of its payables


      b) Nature of operations

      Perfisans Holdings, Inc. (the "Company") is a technology development company. The principal activity of the Company is the design and development of integrated circuits for commercial purposes.

      The Company was previously in the development stage and commenced earning revenue during the first quarter of 2004. Consequently, the Company has incurred losses since its incorporation. The Company has funded its operations to date mainly through the issuance of shares.

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)


            The Company has released one product to the market in 2004. The Company has also revised the product development plan based on the market and the current funding and resources situation. These products are focused on the network interface semiconductor integrated circuits.

            Product 1 - Gigabit Network interface chip. The Company released this network interface chip in the second quarter of 2004.

            Product 2 - Dual Channel Gigabit network interface chip. Management is marketing this product primarily to network card manufacturers who are marketing products geared toward the enterprise market. The Company plans to release this product in the third quarter of 2005.

            Product 3 - iSCSI storage chip. This product will be targeted for high performance and cost sensitive market. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the enterprise market. The Company plans to release this product towards the end of the fourth quarter of 2005.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           a)   Use of Estimates

                These financial statements have been prepared in accordance with generally accepted accounting principles in the United Stated of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

            b)  Basis of consolidated Financial Statements

                The consolidated financial statement as of December 31, 2004 includes the accounts of Perfisans Holdings, Inc, and its wholly-owned subsidiary, Perfisans Networks Corporation. All material inter-company balances and transactions have been eliminated.

           c)   Cash and Cash Equivalents

                Cash and cash equivalents include cash on hand, amounts due to banks, and any other highly liquid investments with a maturity of three months or less. The carrying amounts approximate fair values because of the short-term maturity of those instruments.

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)



           d)   Other Financial Instruments

                The carrying amount of the Company's accounts receivable and accounts payable and accrued liabilities approximates fair value because of the short-term maturity of these instruments.

           e)   Revenue Recognition

                Sales represent the invoiced value of goods supplied to customers. Revenues are recognized upon the passage of title to the customers, provided that the collection of the proceeds of sales is reasonably assured.

           f)  Long-term Financial Instruments

                The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.

           g)   Property, Plant and Equipment

                Property,   plant  and  equipment  are  recorded  at  cost  less
                accumulated amortization. Amortization is provided using the following annual rates and methods:

                Furniture and fixtures           20%           declining balance method
                Leasehold improvements           20%             5 years, straight-line
                Office equipment                 20%           declining balance method
                Computer equipment               30%           declining balance method
                Computer software               100%           declining balance method

           h)   Intellectual Property

                Intellectual property is recorded at cost less impairment write down. Intellectual property is not amortized as it has an indefinite life. Impairment tests are performed at least once a year and when conditions indicating possible impairment exist. Intellectual property is written down if the carrying amount exceeds the fair value or if significant doubt exists with respect to recoverability.

           i)   Foreign Currency Translation

                The Company's subsidiary, Perfisans Networks Corporation, is a foreign private company and maintains its books and records in Canadian dollars (the functional currency). The financial statements are converted to US dollars for consolidation purposes. The translation method used is the current rate method which is the method mandated by SFAS 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholder's equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

                Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive income
                (loss).

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)


           j)   Income Taxes

                The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

                Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce the deferred tax asset to the amount expected to be "more likely than not" to be realized in future returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

           k)   Research and Development

                Research and development costs, other than capital expenditures but including acquired research and development costs, are charged against income in the period incurred.

           l)   Comprehensive Income

                The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

           m)   Long-Lived Assets

                The Company has adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, which has been superceded by SFAS No. 144. SFAS No. 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and have determined that no impairment has occurred.

           n)   Stock Based Compensation

                The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 which introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expenses for stock-based compensation to employees based on the new fair value accounting rules. The Company chose to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)



                of the Company's stock at the measurement date over the amount an employee must pay to acquire the stock. The Company will adopt SFAS123(Revised) in the first quarter of 2006.

                Pro-forma information regarding net loss and loss per share is required by FAS No. 123 (Amended by FAS No.148) - "Accounting for Stock Based Compensation" and has been determined as if the company had accounted for its employee stock options based on fair values at the grant date for options granted under the Plan. The company's pro-forma information for the years ended December 31, 2004 and December 31, 2003 would have been as follows:

                                                                                            2004          2004
                                                                                   -------------  ------------

                                                                                     As reported     Pro-forma
                                                                                   -------------  ------------
                                                                                      (restated)     (restated)

                Stock-based compensation                                               2,079,317     2,080,792
                Net loss                                                             (4,530,204)   (4,531,679)
                Basic and diluted EPS                                                     (0.12)        (0.12)

                                                                                            2003          2003
                                                                                   -------------  ------------

                                                                                     As reported     Pro-forma
                                                                                   -------------  ------------

                Stock-based compensation                                                 397,397       429,050
                Net loss                                                             (1,885,703)   (1,917,356)
                Basic and diluted EPS                                                     (0.06)        (0.06)

                The fair value of each option used for purposes of estimating the pro-forma amounts summarized above is based on the grant date using the Black-Scholes option pricing model with the weighted average assumptions shown in the following table:

                                                                                            2004          2003

                Risk free interest rate                                                     3.0%          3.0%
                Volatility factor                                                        161.48%            0%
                Weighted average expected life                                          10 years       4 years
                Weighted average fair value per share                                      $0.76         $0.60
                Expected dividends                                                           nil           nil

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)


            o)  Earnings or Loss Per Share

                The Company has adopted FAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

            p)  Recent Pronouncements

                SFAS No. 149 - Amendment of statement 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB 133 accounting for derivative instruments and hedging activities.

                SFAS No. 150 - Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

                SFAS No. 151 - "Inventory Costs, an Amendment of ARB No. 43, Chapter 4." SFAS No. 151 retains the general principle of ARB No. 43, Chapter 4, "Inventory Pricing," that inventories are presumed to be stated at cost; however, it amends ARB No. 43 to clarify that abnormal amounts of idle facilities, freight, handling costs and spoilage should be recognized as current period expenses. Also, SFAS No. 151 requires fixed overhead costs be allocated to inventories based on normal production capacity. The guidance in SAFS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

                SFAS 132 (Revised) - On December 23, 2003, the FASB issued SFAS No. 132 (Revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132R"). SFAS 132R is a replacement of SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits ("SFAS 132"). It is effective for fiscal years ended after December 15, 2003 and the applicable current year requirements have been applied in the presentation of the consolidated financial statements. SFAS 132R requires additional disclosures regarding defined benefit pension plan and other post-retirement benefit plan assets, obligations, cash flows and net cost as well as retaining a number of disclosures required by SFAS 132. "Share Based Payment," which will require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123 (Revised) eliminates the use of APB Opinion No. 25. SFAS No. 123 (Revised) is effective for the first interim or annual reporting period that begins after December 15, 2005. Early adoption for interim or annual periods for which financial statements or interim reports have not been issued is encouraged. The company is currently evaluating the effect that the adoption of SFAS 123R will have on its consolidated results of operations and financial condition

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)


                SFAS 152 - In December 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). This statement amends FASB Statement No. 66 "Accounting for Sales of Real Estate" to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 "Accounting for Real Estate Time-Sharing Transactions" ("SOP 04-2"). SFAS 152 also amends FASB Statement No. 67 "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005.

                SFAS 153 - In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005.

                The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows with the exception of SFAS123(Revised). The Company is evaluating the financial impact of SFAS123(Revised) which will be implemented in the first quarter of 2006.

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)



       4. OTHER COMPREHENSIVE INCOME (LOSS)

           The components of other comprehensive income (loss) are as follows:

                                                                    2004                2003

                                                                     $                   $
                                                                (restated)

           Net loss                                            (4,530,204)         (1,885,703)

           Foreign currency translation adjustment               (106,974)            (95,990)
                                                              -----------         -----------

           Other Comprehensive loss                            (4,637,178)         (1,981,693)
                                                              ===========         ===========


           The foreign currency translation adjustments are not currently adjusted for income taxes as the Company is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which is done as disclosed in note 3(i).

       5. INVESTMENT TAX CREDITS

           The Company participates in research and development activities which are eligible for tax credits upon filing of the Company's determination of qualifying expenditures. These amounts are subject to review and approval by the Canada Revenue Agency prior to the receipt of the funds. These tax credits are recorded in the period in which they are received. The Company received tax credits of $471,258 in 2004 (Nil in 2003).

       6. ACCOUNTS RECEIVABLE

                                                             2004          2003
                                                               $             $

           Trade receivable                                 20,639             -
           Goods & Service tax receivable                   46,979        46,034
           Less: Allowance for doubtful accounts                 -             -
                                                          --------      --------

           Accounts receivable, net                         67,618        46,034
                                                          ========      ========



           The Company carries accounts receivable at the amount it deems to be collectible. Accordingly, the Company provides allowances for accounts receivable it deems to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivable that becomes uncollectible could differ from those estimated.

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)




       7. PROPERTY, PLANT AND EQUIPMENT

                                                          2004            2003
                                                            $               $

           Furniture and fixtures                         94,732          87,310
           Leasehold improvements                         56,364          48,947
           Office equipment                               45,001          35,878
           Computer equipment                            119,844          63,623
           Computer software                             132,465         119,948
                                                      ----------      ----------

           Cost                                          448,406         355,706
                                                      ----------      ----------


       Less:    Accumulated amortization

                Furniture and fixtures                    37,178          21,193
                Leasehold improvements                    30,310          22,733
                Office equipment                          18,851          12,147
                Computer equipment                        47,565          25,555
                Computer software                        100,439          64,858
                                                      ----------      ----------

                                                         234,343         146,486
                                                      ----------      ----------

           Net                                           214,062         209,220
                                                      ==========      ==========


8. INTELLECTUAL PROPERTY

                                                          2004            2003
                                                            $               $

           Intellectual property                         327,324         327,324
           Less:  Impairment write down                (327,323)       (327,323)
                                                      ----------      ----------

                                                               1               1
                                                      ==========      ==========



           Intellectual property represents licenses to use, modify and prepare derivative works of licensors' source material. Licenses may be subject to annual and usage fees. The terms of the licenses continue indefinitely unless breached by the terms of the agreements. As at December 31, 2004 and December 31, 2003, the Company had three licensing agreements, which it entered into between April 2002 and July 2002. These licenses are non-transferable, non-sublicensable and royalty free. The Company must pay annual support and maintenance fees to the licensors to maintain the terms of the

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)



           agreements. These licenses give the Company the right to incorporate licensor software into the Company's internally-developed software and the products it is developing.

           Annual support and maintenance fees are expensed as they become due.

           The Company evaluates the recoverability of the intellectual property and reviews the impairment on an annual basis and at any other time if events occur or circumstances change that would more likely than not reduce the fair value below its carrying amount utilizing the guidance of SFAS 142, "Goodwill and other Intangible Assets". Several factors are used to evaluate the intellectual property, including but not limited to, management's plans for future operations, recent operating results and projected undiscounted cash flows. The Intellectual property was written-down to a nominal value of $1 in 2002.

9. BANK INDEBTEDNESS

           The Company has overdraft protection available up to a maximum of $8,300. The Company did not use the overdraft protection as at December 31, 2004 and December 31, 2003.

10. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                        2004                2003
                                                          $                   $

           Accounts payable and accrued
              liabilities are comprised of
              the following:

           Accounts payables                         605,575             232,633
           Accrued liabilities                       352,614              69,692
                                                  ----------          ----------
                                                     958,189             302,325
                                                  ==========          ==========

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)




11. LONG-TERM DEBT

                                                       2004                 2003
                                                         $                    $
      a)  Instalment loan under the bank's job
          creation loan program to finance
          property and equipment additions,
          payable in 60 monthly principal
          payments of $1,387 plus interest
          at prime plus 0.25% per annum.             26,345               39,851

          Less:  Current portion                     26,345               39,851
                                                  ----------          ----------
                                                        --                   --
                                                  ==========          ==========


          As at December 31, 2004 and December 31, 2003, the Company was not in compliance with the financial covenants specified in its bank borrowing agreements. Consequently, long-term debt was classified as current. The loan was also repaid in full on March 29, 2005.

      b) Interest expense with respect to long-term debt amounted to $1,402 for the year ended December 31, 2004 and $2,323 for the year ended December 31, 2003.

12. LOAN FROM A SHAREHOLDER

           The loan from a shareholder is unsecured, non-interest bearing, no specific terms of repayment and is not expected to be repaid prior to January 1, 2006.

13. CAPITAL STOCK

      a)   Authorized

           5,000,000 non-voting Preferred shares with a par value of $0.001 per share 50,000,000 Common shares with a par value of $0.001 per shares

      b)   Issued

           38,105,189 Common shares (37,670,189 in 2003).

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)






13. Capital Stock (Continued)

      c)   Changes to Issued Share Capital

           TRANSACTIONS PRIOR TO REVERSE ACQUISITION

           i) For the period from January 1, 2003 to December 19, 2003 (the date of the reverse acquisition) the Company issued 110,000 Class B Non-Voting shares and 600,000 Class A Convertible Preference shares for consulting services estimated to be $367,000 which was expensed in the consolidated statements of operations.

           ii) For the period from January 1, 2003 to December 19, 2003 (the date of the reverse acquisition) the Company issued 1,142,500 Class A Voting and 532,792 Class A Convertible Preference shares for services rendered pursuant to raising capital on behalf of the Company. The value of the services has been charged directly to capital stock in the amount of $1,005,175 being the value of the shares issued.

           iii) For the period from January 1, 2003 to December 19, 2003 (the date of the reverse acquisition) the Company issued 1,500,500 Class A Voting shares for total consideration of $744,598 and 1,770,170 Class A Convertible Preference shares for total consideration of $938,553.

           TRANSACTIONS PURSUANT TO REVERSE ACQUISITION

           iv) On December 19, 2003, the Company underwent a reverse acquisition whereby the existing shareholders of Perfisans were issued a total of 32,942,967 Common shares of Griffin in exchange for 100% interest in Perfisans. The existing Griffin shareholders held 4,843,552 Common shares immediately prior to the reverse acquisition resulting in 37,786,519 Common shares outstanding upon the recapitalization.

           TRANSACTIONS SUBSEQUENT TO REVERSE ACQUISITION

           v) Subsequent to the reverse acquisition, the Company cancelled 126,330 Common shares. vi) During the year ended December 31, 2004, the Company issued 60,000 Common shares for legal services estimated to be $120,000 which was expensed in the consolidated statements of operations.

           vii) During the year ended December 31, 2004, the Company issued 375,000 Common shares for net proceeds of $695,000 pursuant to the Company's agreement with SBI and Westmoreland (note 13(f).

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)





      d)   Employee Stock Option Plan

           The Company has adopted a Stock Option Plan (the Plan), pursuant to which Common Shares not exceeding 25% of the total issued and outstanding shares are reserved for issuance.

           Options may be granted to officers, directors, consultants and full-time employees of the Company. Options granted under the Plan may be exercisable for a period not exceeding ten years, may require vesting, and shall be at an exercise price, all as determined by the Board. Options will be non-transferable and are exercisable only by the participant during his or her lifetime.

           If a participant ceases affiliation with the Company by reason of death or permanent disability, the option remains exercisable for 180 days following death or 30 days following permanent disability but not beyond the options expiration date. Other termination gives the participant 30 days to exercise, except for termination for cause, which results in immediate termination of the option.

           Options granted under the Plan must be exercised with cash.

           Any unexercised options that expire or that terminate upon an employee ceasing to be employed by the Company become available again for issuance under the Plan.

           The Plan may be terminated or amended at any time by the Board of Directors.

           The activity of the Plan is as follows:

                                                                                                 Weighted
                                                               Shares           Shares            Average
                                                             Available         Subject             Option
                                                             For Grant        to Options           Prices
                                                             ---------        ----------         --------
           Outstanding at December 31, 2002                  6,821,626         2,659,500             0.25
           Granted                                                 --          1,135,400             0.25
           Exercised                                               --                --               --
           Expired                                                 --                --               --
           Cancelled                                               --                --               --
                                                             ---------        ----------         --------


           Outstanding at December 31, 2003                  9,417,547         3,794,900             0.25
           Granted                                                 --            205,100             0.35
           Exercised                                               --                --               --
           Expired                                                 --                --               --
           Cancelled                                               --                --               --
                                                             ---------        ----------         --------
           Outstanding at December 31, 2004                  9,526,297         4,000,000             0.26
                                                             =========        ==========         ========

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)





           As at December 31, 2004, there were 3,794,900 (3,794,900 at December 31, 2003) exercisable options at a weighted average exercise price of $0.25 ($0.25 at December 31, 2003).

           NUMBER OF OPTIONS                                 EXPIRY DATE
           -----------------                                 -----------
            2,000,000                                      February 19, 2011.
               30,000                                      July 15, 2011.
              164,500                                      November 14, 2011.
              120,000                                      March 31, 2012.
              345,000                                      September 15, 2012.
            1,135,400                                      July 15, 2013.
              205,100                                      December 14, 2014.

      e) Purchase Warrants

            In 2004, the following warrants were issued:

            i. Trilogy Capital Partners, LLC, 100,000 stock warrants at $1 were issued on September 17, 2004 with a term of 3 years. This was for the Company's Investor Relations.

            ii. Market Byte, LLC, 100,000 stock warrants at $1 were issued on September 17,2004 with a term of 3 years. This was for the Company's Investor Relations.

            iii. Shingfat International Consulting Inc., 1,500,000 stock warrants at $0.60 were issued on December 1, 2004 with a term of 3 years. This was for business and investor relations and stock market consultations.

            iv. Salusar Investments, 250,000 stock warrants at $1.10 were issued on July 12, 2004 with a term of 3 years. This was for business and investor relations and stock market consultations.

            v. Gersten, Savage, Kaplowiz, Wolf & Marcus, LLP, 20,000 stock warrants at $2 were issued on July 12, 2004 with a term of 3 years. This was for legal matters.

            vi. Concord Idea Corporation, 250,000 stock warrants were issued on July 1, 2004 at $2 with a 3-year term for consultant work on behalf of the Company in the development and execution of its business plan and assistance in marketing the products of the Company.

            vii. General Resources Company, 250,000 stock warrants were issued on July 1, 2004 at $2 with a 3-year term for marketing and business development in Taiwan.

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)




                During 2003, 1,777,593 Purchase Warrants were issued to certain shareholders in connection with the purchase of shares in the Company pursuant to Warrant Agreements. Each Warrant entitles its holders to purchase, during the two year period commencing from the date that any of the company's shares are listed or quoted for trading on any recognized international stock exchange, one Common share at an exercise prices ranging from $0.25 per share to $0.60 per share.

                                                      Number of
                                                       Warrants         Exercise
                                                       Granted           Prices
                                                     -------------      --------

                Outstanding at December 31, 2002               --           --
                Granted in 2003                            200,560         0.25
                Granted in 2003                          1,000,000         0.40
                Granted in 2003                            577,033         0.60
                Exercised
                Expired                                        --           --
                Cancelled                                      --           --
                                                     -------------      --------

                Outstanding at December 31, 2003         1,777,593         0.45
                and average exercise price

                Granted in 2004                            200,000         1.00
                Granted in 2004                            250,000         1.10
                Granted in 2004                            520,000         2.00
                Granted in 2004                          1,500,000         0.60
                Exercised                                      --           --
                Expired                                        --           --
                Cancelled                                      --           --
                                                     -------------      --------

                Outstanding at December 31, 2004         4,247,593         0.76
                And average exercise price
                                                     =============   ==========

            f) Common Stock Subscribed

                The Company has an agreement with SBI and Westmoreland wherein they have committed to purchase 2 million common shares of the company stock at $2 each for $4 million of funding. Net proceeds of $695,000 have been received by the company from SBI and Westmoreland to date for the purchase of 375,000 common shares. SBI and Westmoreland have signed promissory notes for the balance that has not yet been received.

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)




       14. INCOME TAXES

            a) Deferred Income Taxes

               The tax effect of significant temporary differences that gave rise to the benefit is as follows:

                                                        2004               2003

                                                          $                  $

               Operating losses available
               to offset future income taxes        2,234,000         1,360,000

               Valuation allowance                 (2,234,000)       (1,360,000)
                                                   -----------       -----------
                Net deferred tax assets                   --                --
                                                   ===========       ===========

                The Company has determined that realization of a deferred tax asset is not likely and therefore a valuation allowance has been recorded against this deferred income tax asset.

            b)  Current Income Taxes

                The Company has certain non-capital losses of approximately $4,965,000 available, which can be applied against future taxable income and which expire between 2007 and 2014.

       15. CONTINGENCIES

           The Company has received a Job Creation Loan in the amount of $77,000. If job creation under the loan program does not materialize, the penalty will be a retroactive increase in the interest rate to prime plus 2.5% per annum from prime plus 0.25% per annum.

           Management is unable to determine the likelihood of this penalty materializing as at year end. Any expense that may result from this penalty will be recognized in the period in which it becomes known.

           The loan was repaid on March 29, 2005 and the company was not charged with an additional interest penalty at that time.

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)




       16. COMMITMENTS

           The Company leases premises under an operating lease with a five year and seven months term expiring on July 30, 2009. Minimum lease commitments exclusive of insurance and other occupancy charges under the lease at December 31, 2004 were:

           2005                                      $175,205
           2006                                       175,205
           2007                                       175,205
           2008                                       175,205
           2009                                        87,602
                                                 ------------
                                                 $    788,422
                                                 ============




       17. SEGMENT DISCLOSURES

            The Company, after reviewing its reporting systems, has determined that it has one reportable segment and geographic segment. The Company's operations are all related to the research, design, manufacture and sales of products and technologies related to the transmission of location based information, principally using wireless technology. All assets of the business are located in Canada.

       18. SUBSEQUENT EVENT

           On March 21, 2005, the Company entered into a Securities Purchase Agreement, dated as of March 21, 2005, by and among the Company and Alpha Capital ("Alpha"), Platinum Partners Value Arbitrage Fund LP ("Platimum"), Nite Capital, Ltd. ("Nite") and Whalehaum Capital Fund Limited ("Whalehaum"). Alpha, Platinum, Nite and Whalehaum are collectively referred to as the "Purchasers". The Company authorized the sale to the Purchasers of Convertible Term Notes (the "Notes") in the aggregate principal amount of $1,200,000, with an over allotment option of $240,000. The offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes are convertible into common stock of the Company at a final price of $0.3375 per share. In connection with the offering, the Company issued an aggregate of 8,300,000 warrants to purchase common stock at prices ranging from $0.3375 to $2.00 per share. Of the warrants, 1,777,778 are exercisable for a period of three years at $0.675 per share, 3,500,000 are exercisable for a period of three years at $2.00 per share, 1,777,778 are exercisable for a period of six months at $0.3375 per share, 888,888 are exercisable for a period of six months at $0.675 per share and 355,556 are exercisable for a period of three years at $0.54 per share. The proceeds of the offering will be used to fund acquisitions and for working capital.

           The conversion of the Notes is subject to an effective Registration Statement. On effective registration and receipt of funds, the company will allocate the proceeds between the warrants and debenture without warrants based on their relative fair values. Paid in capital will be credited with the value of warrants in the amount of $738,529. The value of the beneficial conversion feature of
           $1,137,778 will be credited to paid in capital and charged to earnings as interest expense. The net proceeds of the financing are to be utilized to meet general working capital.

PERFISANS HOLDINGS, INC.
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Amounts expressed in US Dollars)



       19. MANAGEMENT SALARIES

           Management salaries of $300,000 ($200,000 in 2003) have been expensed in the consolidated statements of operations. As salaries of $100,000 ($200,000 in 2003) are not payable, the amounts have been recorded as a component of additional paid-in capital. Management salaries of $200,000 have been included in accounts payable and accrued liabilities.

       20. PROMISSORY NOTE PAYABLE

           Promissory note in the amount of $415,740 bears interest at 3% per month, with principal and interest payable at December 31, 2004. The promissory note became due on December 31, 2004. The Company is currently negotiating a renewal agreement with the note holder. The new terms have not been finalized and agreed to by both sides.

       21. RELATED PARTY TRANSACTION

           Included in cost of sales are purchases of $143,200 (Nil in 2003) from a shareholder of the Company in March 2004. This transaction is fully settled as of December 31, 2004. The balance payable to this related party with respect to these purchases as of December 31, 2004 is $NIL (December 31, 2003 Nil).

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a provision in the by-laws of each corporation organized under the Maryland law eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our By-Laws eliminates the personal liability of directors to the fullest extent permitted by the Maryland law.

Maryland law empowers a corporation to indemnify, within limits, it's officers,directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in the manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to any action by or on behalf of the corporation, Maryland law permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitles to be indemnified.

Our By-Laws contain a provision that eliminates the personal liability of ourdirectors to us and our stockholders for monetary damages for breach of a director's fiduciary duty to us. This provision does not permit any limitation on, or elimination of the liability of a director for, disloyalty to us or our stockholders, for failing to acting good faith, for engaging in intentional misconduct or a knowing violation of law, for obtaining an improper personal benefit or for paying a dividend or approving a stock repurchase that would be illegal under Maryland Law.

Our By-Laws requires us to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in our right (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Moreover, Maryland Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us or expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other thanthe underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the Common Stock being registered.

   SEC registration fee                                   $ 704.54
   Legal fees and expenses                                  10,000
   Accountants' fees and expenses                            1,500
                                                       -----------
   Printing expenses                                        15,000
                                                       -----------
   Total                                               $ 27,204.54
                                                       ===========

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of our securities that have been sold or issued by us during the past three years. Each of these securities were sold without registration under the Securities Act in reliance on Section 4(2) of the Securities Act. All share numbers have been adjusted to reflect the 30-1 reverse stock split effected in December 2003. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as noted.

During 2001, we issued options to purchase 3,333 shares of our common stock toPaul Adams, an employee under a co-employment agreement. This issuance was made in reliance on Section 4(2)of the Securities Act. Mr. Adams was a sophisticated investor and there was no underwriter involved in the transaction.

In April 2003, we issued 100,000 shares of common stock to Global
DevelopmentCorp. in exchange for $25,000. This issuance was made in reliance on
Section 4(2)of the Securities Act. Global was a sophisticated investor and there was no underwriter involved in the transaction.

In September 2003, we issued Nathan W. Drage, our attorney, 10,000 shares of our common stock in exchange for professional services valued at $300. This issuance was made in reliance on Section 4(2)of the Securities Act. Mr. Drage was a sophisticated investor and there was no underwriter involved in the transaction.

On December 19, 2003, pursuant to the acquisition of Perfisans Networks Corporation, the Registrant issued an aggregate of 35,411,853 shares of our common stock in exchange for all of the issued capital stock of Perfisans Networks Corporation and $200,000 which was utilized to satisfy all then existing debt obligations. The parties to the Acquisition Agreement relied on the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, which requires that there be no public offering and that the entity issuing the securities be the issuer, there was no general solicitation, and no underwriter involved. All of the share recipients were sophisticated investors. The parties who received the shares were: So Lai Wah Ania, Dwayne Bennett, Chan Wilson, Albert & Elaine Chiu Chang, Sunny L-M Chang, Henry Chau, Kwan H. Cheng, EE Solutions, Inc., General Resources Co., Harbour Capital Management Group, Ting Herth, Yam Kit Charley Heung, HJG Partnership, Jui-Jung Huang, Richard Hue, Tak OI Ida Lam, To-Hon Lam, Wai Hung Sam Lam, Jimmy Lee, Legend Rider Development Limited, Andrew Lin, Betty Liu, Karpei Kirby Liu, Shu-Jung Liu, Richard Lodenquai, Szf Chi Man, Michai-I Paul, Lee Pei-Phi, Salusar Investment Ltd., Sharp Idea Securities Co., Ltd., L. Shin Family Limited Partnership, Shingfat International Consulting, Inc., Ka Bun Sit, Derek So, Agnes So, Kan Wai Kin Stanley, Richard Szt, Lino Tassonc, Liao Bo Tian, Eileen Wang, Bok Wong, Shek Ho Wong, Yun Chiu Yu & Teng Ming Kuan.

The following issuances numbered 1 through 8 below were made by Perfisans Networks Corporation, which at the time of issuance was a private company and a Canadian entity. All such issuances were made to non-U.S. residents. Accordingly, Perfisans Networks Corporation was not subject to U.S. securities laws at such time and they did not rely on any specific exemption. The Registrant believes that had it been subject to U.S. securities laws all of the issuances by Perfisans Networks Corporation would have been exempted under
Section 4(2) of the Securities Act and Regulation D.

1) In 2001, Perfisans Networks Corporation issued an aggregate of 3,000,000 shares of its common stock as founders shares To-Hon Lam and to Bok Wong for total consideration of $195.

2) In 2002, Perfisans Networks Corporation issued an additional 18,350,000 shares of its common stock to Kwan Chang, Heung Lam, Jui Jung Huang, Bok Wong, To-Hon Lam, Lee Pei-Pei and Richard Lodenguai in exchange for no consideration.

3) In 2002, Perfisans Networks Corporation issued an aggregate of 8,950,467 shares of preferred stock (all of which were converted into an identical number of shares of common stock prior to the acquisition) in exchange for an aggregate of $3,494,618 in gross proceeds. The shares were issued to the following parties: Richard Lodenguai, Kwan Cheng, General Resources, Eilleen Wang, Chang/Chiu Sit, Shu-Jung Liu, Legend Rider Development, Andrew Lin, Ke-pei Kirby Lin and EE Solutions, Inc.

4) In 2003, Perfisans Networks Corporation issued an additional 2,642,500 shares of its common stock in exchange for an aggregate of $1,585,695 to 9 individuals or entities. The parties who received the shares were Sharp Idea Securities, Co., Enza Agosta, Harbour Capital Management, Yun Cheung Pang, Monica Mui, Allan Cheung, Yan Dong Zhu, Angela Fabrizi and Frank Safechuck.

5) In 2002, Perfisans Networks Corporation issued an aggregate of 1,777,593 warrants to purchase common stock to 9 individuals or entities. The parties who received the warrants were Sharp Idea Securities Co., Shek-Ho Wong, Betty Liu, HJG Partnership, Hazelton Capital Limited, Romeo DiBattista, Mark Marcello, Harbour Capital Management and Shingfat International Consulting.

6) In 2001, Perfisans Networks Corporation issued an aggregate of 2,108,500 options to purchase common stock to 15 of its employees or consultants. The parties who received the options were To-Hon Lam, Bok Wong, FuXiang Xiong, Trang D.N. Nuguyen, Sam Yao Sen Wu, Wai Lo, Anthony Fong, Li Zeng, Jolie Davies-Shaw, Chao Kuan, Sheriton Shuciguiag Dong, Di Wei Li, Wei Xia, Tiffany Wing and Nga Cheung.

7) In 2002, Perfisans Networks Corporation issued an aggregate of 400,500 options to purchase common stock to 13 of its employees or consultants. The parties who received the options were Fuxiang Xiong, Trang Nuguyen, Sam Wu, Li Zeng, Jolie Davies Shaw, Chao Kuan, Sheriton Shuciguiag Dong, DiWei Li, Wei Xia, Tiffany Wing, NGA Cheung, Siu Lan Lee, Jackson Pang, Chung Fung and Ben Hai Bin Ye.

8) In 2003, Perfisans Networks Corporation issued an aggregate of 1,285,900 options to purchase common stock to 18 of its employees or consultants. The parties who received the options were To-Hon Lam, Bok Wong, Clarence Wu, Trang D.N. Nguyen, Sam Wu, Li Zeng, Chao Kuan, Wei Kia, Tiffany Cheung, Siu Lan Lee, Jackson Pang Chung Fung, Sam Chung Lin, Bon Hai BinYe, Chris Ban Thiu Mach, Camus Kam Fai Wong, Jacky Chung Kei To, Jonah Chen and Sheng Wang.

In July 2004, we agreed to issue 1,000,000 shares of our common stock to each of SBI Brightline Consulting LLC and Westmoreland PFNC LLC for cash consideration aggregating $4,000,000. We have received $750,000 and promissory notes for the remaining $3,250,000, but the notes have not yet been paid; consequently, we will hold the certificates evidencing ownership of the 2,000,000 until we have received payment in full. We believe that the above issuances were exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act.

In July 2004, the Company issued 60,000 shares of its Common Stock to Gersten, Savage, Kaplowitz & Marcus LLP, our legal counsel, for legal securities rendered.

                                 EXHIBIT INDEX

3.          Certificate of Incorporation*

3.1 Articles of Incorporation (filed with the Company's Form 10-ksb filed on December 15, 2000)

3.1.1 Amended Articles of Incorporation (filed with the Company's Form 10-ksb dated March 30, 2003)*

3.2         Bylaws (filed with the Company's Form 10 filed on December 15, 2000)

5.1         Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP (1)

10.         Material Contracts

10.1 Acquisition Agreement by and between Perfisans Holdings, Inc. and Perfisans Networks Corporation (*)

10.2 Stock Purchase Agreement by and between the Registrant and SBI Brightline Consulting, LLC. dated February 12, 2004 (*)

10.3 Stock Purchase Agreement by and between the Registrant and Trilogy Capital Partners, Inc. dated February 12, 2004(*)

10.4 Services Agreement by and between the Registrant and Trilogy Capital Partners, Inc.(*)

10.5        Employment Agreement with To-Hon Lam(*)

10.6        Employment Agreement with Bok Wong(*)

10.7        2004 Stock Option Plan(*)

10.8 Securities Purchase Agreement, dated March 21, 2005 (without schedules) (filed with Company's Form 8-K dated March 23, 2005) *

10.9 Master Security Agreement, dated March 21, 2005 (filed with Company's Form 8-K dated March 23, 2005) *

10.10 Form of Secured Convertible Term Note (filed with Company's Form 8-K dated March 23, 2005) *

10.11       Form of Class A Warrant (1)

10.12       Form of Class B Warrant (1)

10.13       Form of Class C Warrant (1)

10.14       Form of Class D Warrant (1)

21.         List of subsidiaries(*)

23.         Consents of Experts and Counsel

23.1        Consent of Schwartz Levitsky Feldman LLP(1)

23.2 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP (included in Exhibit 5.1 hereto.) (1)

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

      (b)   Financial Statement Schedules

      All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

      (*)   Previously filed.

      (1)   Filed herewith.

Item 28. UNDERTAKINGS.

            (a) The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                        (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the fixed price at which the shares are to be sold may be reflected in the form of prospectus filed with the Commission pursuant to RULE 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) Include any material or changed information the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                  (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (f) The undersigned small business issuer hereby undertakes that it will:

                  (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                  (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, on May 3, 2005.

                                           PERFISANS HOLDINGS, INC.


                                           By: To-Hon Lam
                                               ---------------------------------
                                               TO-HON LAM
                                               CHIEF EXECUTIVE OFFICER/PRINCIPAL
                                               ACCOUNTING OFFICER

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

            NAME                          TITLE                       DATE
            ----                          -----                       ----


By: To-Hon Lam               Chief Executive Officer-Director,    May 3, 2005
    --------------------     and Principal Accounting Officer
    To-Hon Lam


By: Bok Wong                 Vice President of Operations &       May 3, 2005
    --------------------     Business Development & Director
    Bok Wong


By: Christopher Chen         Director                             May 3, 2005
    --------------------
    Christopher Chen